Exhibit 2

                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                              Wheel to Wheel, Inc.,
                    Wheel to Wheel Acquisition Company, LLC,
                             Starcraft Corporation,
                                       and
                           the Shareholders listed on
                           the Signature Pages hereto



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                                                 Table of Contents

                                                                            Page

ARTICLE I The Merger...........................................................1

   SECTION 1.01   The Merger...................................................1
   SECTION 1.02   Effective Time...............................................2
   SECTION 1.03   Effects of the Merger........................................2
   SECTION 1.04   Articles of Incorporation and By-laws........................2
   SECTION 1.05   Directors....................................................3
   SECTION 1.06   Officers.....................................................3
   SECTION 1.07   Cancellation  and  Conversion  of the  Capital  Stock
                  and  Membership Interests of the Company and
                  Acquisition Subsidiary.......................................3
   SECTION 1.08   Exchange Procedure...........................................3

ARTICLE II Merger ExChange.....................................................4

   SECTION 2.01   The Merger Exchange..........................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.5

   SECTION 3.01   Organization; Good Standing..................................5
   SECTION 3.02   Capitalization; Title to Shares..............................6
   SECTION 3.03   Company Subsidiaries.........................................6
   SECTION 3.04   Authority Relative to this Agreement.........................6
   SECTION 3.05   Consents and Approvals; No Violations........................7
   SECTION 3.06   Financial Statements.........................................8
   SECTION 3.07   Absence of Undisclosed Liabilities...........................8
   SECTION 3.08   Absence of Certain Changes or Events.........................9
   SECTION 3.09   Company Agreements..........................................10
   SECTION 3.10   Real Property...............................................11
   SECTION 3.11   Machinery and Equipment.....................................12
   SECTION 3.12   Inventories.................................................12
   SECTION 3.13   Accounts Receivable.........................................12
   SECTION 3.14   Intellectual Property Rights................................12
   SECTION 3.15   Licenses....................................................13
   SECTION 3.16   Title to Assets.............................................13
   SECTION 3.17   Corporate Minute Books; Bank Accounts.......................14
   SECTION 3.18   Taxes.......................................................14
   SECTION 3.19   Employees; Benefit Plans....................................16
   SECTION 3.20   Insurance...................................................19
   SECTION 3.21   Litigation..................................................20
   SECTION 3.22   Compliance with Laws........................................20
   SECTION 3.23   NHTSA; Other Safety Standards...............................20
   SECTION 3.24   Product Liability; Product Recalls..........................21
   SECTION 3.25   Warranties..................................................21
   SECTION 3.26   Dealer Network; Rebates and Refunds.........................21
   SECTION 3.27   Environmental Matters.......................................22
   SECTION 3.28   Disclosure..................................................25
   SECTION 3.29   Limitation on Article III...................................25

ARTICLE III.A Representations and Warranties of the shareholders..............25

   SECTION 3.01A  Organization; Good Standing.................................25
   SECTION 3.02A  Title.......................................................25
   SECTION 3.03A  Authority Relative to this Agreement........................25
   SECTION 3.04a  Consents and Approvals; No Violations.......................26
   SECTION 3.05A  Litigation..................................................26
   SECTION 3.06A  Related Party Transactions..................................27
   SECTION 3.07A  Securities Law Matters......................................27

ARTICLE IV Representations and Warranties of Parent
           and Acquisition Subsidiary.........................................28

   SECTION 4.01   Organization; Good Standing.................................28
   SECTION 4.02   Capitalization; Title to Shares.............................28
   SECTION 4.03   Subsidiaries................................................29
   SECTION 4.04   Authority Relative to this Agreement........................29
   SECTION 4.05   Consents and Approvals; No Violations.......................29
   SECTION 4.06   Financial Statements........................................30
   SECTION 4.07   Absence of Undisclosed Liabilities..........................30
   SECTION 4.08   Absence of Certain Changes or Events........................31
   SECTION 4.09   Parent Agreements...........................................32
   SECTION 4.10   Real Property...............................................33
   SECTION 4.11   Machinery and Equipment.....................................34
   SECTION 4.12   Inventories.................................................34
   SECTION 4.13   Accounts Receivable.........................................34
   SECTION 4.14   Intellectual Property Rights................................34
   SECTION 4.15   Licenses....................................................35
   SECTION 4.16   Title to Assets.............................................35
   SECTION 4.17   Corporate Minute Books; Bank Accounts.......................35
   SECTION 4.18   Taxes.......................................................35
   SECTION 4.19   Employees; Benefit Plans....................................37
   SECTION 4.20   Insurance...................................................40
   SECTION 4.21   Litigation..................................................40
   SECTION 4.22   Compliance with Laws........................................41
   SECTION 4.23   NHTSA; Other Safety Standards...............................41
   SECTION 4.24   Product Liability; Product Recalls..........................41
   SECTION 4.25   Warranties..................................................42
   SECTION 4.26   Dealer Network; Rebates and Refunds.........................42
   SECTION 4.27   Environmental Matters.......................................42
   SECTION 4.28   Disclosure..................................................44
   SECTION 4.29   Limitation Article IV.......................................44

ARTICLE V COMPANY Conduct and Transactions Prior to Closing...................44

   SECTION 5.01   Conduct of Business.........................................44
   SECTION 5.02   Certain Changes or Events...................................45
   SECTION 5.03   Access to Information.......................................46
   SECTION 5.04   Non-Solicitation............................................46
   SECTION 5.05   Additional Agreements.......................................46
   SECTION 5.06   Communications with Agencies................................47
   SECTION 5.07   Public Disclosure...........................................47
   SECTION 5.08   Tax Matters.................................................47
   SECTION 5.09   Parent Ownership............................................47

ARTICLE V.A. PARENT CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.................48

   SECTION 5.01a  Conduct of Business.........................................48
   SECTION 5.02a  Certain Changes or Events...................................48
   SECTION 5.03a  Access to Information.......................................49
   SECTION 5.04a  Non-Solicitation............................................50
   SECTION 5.05a  Additional Agreements.......................................50
   SECTION 5.06a  Communications with Agencies................................50
   SECTION 5.07a  Public Disclosures..........................................50
   SECTION 5.08a  Tax Matters.................................................50
   SECTION 5.09A  Release of Guarantors.......................................51
   SECTION 5.10a  Regulatory Matters and Approvals............................51
   SECTION 5.11a  Company and Shareholder Approval............................51

ARTICLE V.b. certain agreements among the parties following the closing.......51

   SECTION 5.01b  Books and Records...........................................51
   SECTION 5.02b  Tax Cooperation.............................................52
   SECTION 5.03b  Governance..................................................52

ARTICLE VI CONDITIONS TO CLOSING..............................................53

   SECTION 6.01   Conditions to Obligations of Parent
                  and Acquisition Subsidiary..................................53
   SECTION 6.02   Conditions to Obligations of the Company
                  and the Shareholders........................................55

ARTICLE VII CLOSING...........................................................56

   SECTION 7.01   Closing Date................................................56
   SECTION 7.02   Deliveries by the Company and the Shareholders..............57
   SECTION 7.03   Deliveries by Parent and Acquisition Subsidiary.............57
   SECTION 7.04   Further Assurances..........................................57

ARTICLE VIII survival; indemnification........................................57

   SECTION 8.01   Survival Past Closing.......................................57
   SECTION 8.02   Indemnification by the Shareholders.........................58
   SECTION 8.03   Indemnification by Parent and Acquisition Subsidiary........59
   SECTION 8.04   Limitation on Indemnification...............................59
   SECTION 8.05   Indemnification Procedures..................................60

ARTICLE IX Termination of Agreement...........................................61

   SECTION 9.01   Events of Termination.......................................61
   SECTION 9.02   Effect of Termination.......................................62

ARTICLE X FINDER'S FEES...................................................... 62


ARTICLE XI NOTICES............................................................63


ARTICLE XII MISCELLANEOUS.....................................................64

   SECTION 12.01  Expenses....................................................64
   SECTION 12.02  Entire Agreement............................................64
   SECTION 12.03  Amendments and Waivers......................................65
   SECTION 12.04  Successors and Assigns......................................65
   SECTION 12.05  Governing Law...............................................65
   SECTION 12.06  Severability................................................65
   SECTION 12.07  No Third-Party Beneficiaries................................65
   SECTION 12.08  Attorneys' Fees.............................................65
   SECTION 12.09  Remedies....................................................66
   SECTION 12.10  Captions....................................................66
   SECTION 12.11  Counterparts................................................66
   SECTION 12.12  Certain References..........................................66
   SECTION 12.13  Interpretation..............................................66
   SECTION 12.14  Consent to Jurisdiction and Service of Process..............66
   SECTION 12.15  Shareholder Representative..................................67
   SECTION 12.16  Knowledge...................................................67
   SECTION 12.17  Material Adverse Effect.....................................68
   SECTION 12.18  Defined Terms...............................................68

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated effective October 29, 2003 (this "Agreement") by and among: Starcraft Corporation, an Indiana corporation
("Parent"); Wheel to Wheel Acquisition Company, LLC, an Indiana limited liability company ("Acquisition Subsidiary"); Wheel to Wheel, Inc., a Michigan corporation (the "Company"), the shareholders of the Company listed on the signature pages attached to this Agreement (the "Shareholders"); and Jeffrey P. Beitzel, as representative of the Shareholders (the "Shareholder Representative").

                              W I T N E S S E T H:


     WHEREAS, the Company and Company Subsidiaries are engaged in the business (the "Business") of aftermarket-parts manufacturing and marketing, up-fit customization and specialized packages, pace cars, show cars, and second-stage engineering, design, consulting, and product development for automotive original equipment manufacturers including, but not limited to the specific licensed products for GM SPO including Corvette, Hummer H2 and other accessory products (the "Products").

     WHEREAS, the Board of Directors of Company and Parent have determined that it is in the best interests of their respective companies and shareholders to merge the Company with and into Acquisition Subsidiary, subject to the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Shareholders own, and will own immediately prior to the Closing (as defined below), of record and beneficially, all of the issued and outstanding shares of Company's voting, $5.00 par value, common stock (the "Company Common Stock"), and, subject to the terms and conditions of this Agreement, the Shareholders have agreed, in their capacity as Shareholders, to enter into this Agreement and consummate the transactions contemplated hereby.

     NOW THEREFORE, in consideration of the promises and the mutual agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Indiana Business Corporation Law (the "IBCL") and the Michigan Business Corporation Act (the "MBCA"), at the Effective Time (as defined below) Company will be merged with and into Acquisition Subsidiary, Company's separate corporate existence will cease, and the Acquisition Subsidiary will continue as the surviving company and as a wholly-owned subsidiary of Parent (the "Merger"). The Acquisition Subsidiary as the surviving company after the Merger is sometimes referred to herein as the "Surviving Company".

SECTION 1.02 Effective Time. The parties shall prepare, execute and deliver articles of merger, a certificate of merger and/or other appropriate documents necessary to effectuate the Merger (in any such case, the "Articles of Merger") in accordance with the relevant provisions of the IBCL and MBCA and file same with the Secretary of State of the State of Indiana and the State of Michigan. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Indiana or at such subsequent time or date as Parent and the Company shall agree and specify in the Articles of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

SECTION 1.03 Effects of the Merger. At and after the Effective Time, the Surviving Company shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of the Company and Acquisition Subsidiary; all debts due to the Company and Acquisition Subsidiary shall be vested in the Surviving Company; all claims, demands, property, rights, privileges, powers and franchises and every other interest of the Company and Acquisition Subsidiary shall be as effectively the property of the Surviving Company as they were of the Company and Acquisition Subsidiary, respectively; the title to any real estate vested by deed or otherwise in the Company and Acquisition Subsidiary shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Company; all rights of creditors and all liens upon any property of the Company and Acquisition Subsidiary shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time of the Merger; and all debts, liabilities, and duties of the Company and Acquisition Subsidiary shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. No private letter ruling is or has been applied for with the Internal Revenue Service ("IRS"), and the parties shall each rely upon their own (and only their own) tax, financial, and legal advice in connection with the effects of Merger and tax consequences related thereto. The parties intend for the Merger to qualify as a tax-free reorganization under ss.368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code") and agree not to knowingly take any action or enter into any transaction prior to or following the Closing that results in the Merger not meeting the requirements of a reorganization under ss.368(a)(1)(A) of the Code by final action of the IRS that is not subject to appeal.

SECTION 1.04 Articles of Incorporation and By-laws.

     (a) The Articles of Organization, as amended, of the Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     (b) The Operating Agreement and By-laws of the Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the Operating Agreement and By-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

SECTION 1.05 Directors. Subject to Section 5.03B, the directors of Acquisition Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.06 Officers. Subject to Section 5.03B, the officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.07 Cancellation and Conversion of the Capital Stock and Membership Interests of the Company and Acquisition Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock or membership interests of the Company, Parent or Acquisition Subsidiary:

     (a) Membership Interests of Acquisition Subsidiary. Each issued and outstanding membership interest of Acquisition Subsidiary shall be converted into and shall become one validly issued, fully paid and nonassessable membership interest of the Surviving Company.

     (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company as treasury stock immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist.

     (c) Cancellation of the Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option, whether or not then exercisable or vested, shall automatically be cancelled and retired and shall cease to exist.

     (d) Conversion of the Company Common Stock. All of the shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.07(b)) shall be exchanged for shares of voting common stock, no par value, of the Parent (the "Parent Common Stock") in the Merger Exchange described in Section 2.01. Each share of Parent Common Stock issued in the Merger Exchange shall be issued with one (1) common share purchase right pursuant to the Parent's Rights Agreement, dated as of August 12, 1997, as amended from time to time (the "Rights Agreement").

SECTION 1.08 Exchange Procedure.

     (a) Exchange Procedure. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist. At Closing, each Shareholder shall surrender to Company a certificate or certificates that immediately prior to Closing and the Effective Time represented all such Shareholder's shares (a "Certificate"), and at the Effective Time the Certificate shall cease to have any rights with respect thereto, except the right to receive Parent Common Stock in the Merger Exchange in accordance with Section 2.01. At the Effective Time, and upon surrender of a Certificate to Parent for cancellation, the Shareholder shall be entitled to receive and shall receive in exchange therefor stock certificates of Parent in the amount of Parent Common Stock described in and determined pursuant to Sections 2.01, and the Certificate so surrendered shall forthwith be canceled.

     (b) No Further Ownership Rights in Company Common Stock. All Parent Common Stock issued in exchange for, and upon the surrender of, a Certificate in accordance with the terms of this Article I shall be deemed to have been exchanged in full satisfaction of all rights of Shareholder pertaining to the Certificate and to the shares of Company Common Stock formerly represented by such Certificate.

                                   ARTICLE II
                                 MERGER EXCHANGE

SECTION 2.01 The Merger Exchange.

     (a) Determination of Merger Exchange. The total amount of Parent Common Stock to be exchanged (the "Merger Exchange") for all of the shares of Company Common Stock shall be Three Million Five Hundred Fifty Thousand (3,550,000) shares of Parent Common Stock. The Parent Common Stock issued to Shareholders shall be validly issued, fully paid, and non-assessable shares of Parent Common Stock, and shall have the same rights as each and every other share of authorized Parent Common Stock, including, without limitation, voting rights and dividend rights.

     (b) Calculation of the Merger Exchange. On the Closing Date, the Merger Exchange shall be consummated as follows: each Shareholder of the Company shall receive in exchange for all of the Company Common Stock owned by each Shareholder an amount of Parent Common Stock in respect thereof equal to the product obtained by multiplying (i) that percentage of all of the issued and outstanding Company Common Stock owned by such Shareholder, by (ii) the total number of shares of Parent Common Stock issued in connection with the Merger Exchange. For example, a Shareholder with one-third of the issued and outstanding Company Common Stock shall receive in exchange therefor one-third of the Parent Common Stock to be issued in the Merger Exchange, to-wit: (1/3) (3,550,000) = 1,183,333 shares of Parent Common Stock. Percentages shall be rounded up or down to the nearest whole percentage, with a percentage ending in ..50% rounded down.

     (c) Private Placement. At Closing, the Parent Common Stock shall not have been registered under applicable Federal or State securities laws. Each Shareholder will receive Parent Common Stock in a private placement exempt from registration under applicable provisions of the Securities Act of 1933, as amended ("Securities Act"), and regulations thereunder, and Indiana and Michigan securities laws. Accordingly, such shares shall be "legended," will be restricted securities as defined in Rule 144 under the Securities Act and the recipient's resale of the Parent Common Stock will be governed by, among other provisions, SEC Rule 144, this Agreement and by Parent's Policy on Securities Trades by Company Personnel (as applicable), a copy of which has been furnished to or has been made available to Shareholders. A Shareholder shall not sell his or her Parent Common Stock without registration (as set forth herein or otherwise) under the Securities Act and any applicable Blue Sky laws, or unless an exemption from registration is available and the Shareholder has provided to Parent an opinion of counsel satisfactory to the Parent that such registration is not required in connection with any such transaction.

     (d) Share Transfer Matters. The ability of the Shareholders to sell, transfer or hypothecate their shares of Parent Common Stock shall be governed by Federal and State securities laws, this Agreement (including Schedule 2.01(d), which all parties agree to), and Parent's Policy on Securities Trades by Company Personnel (as applicable). Parent agrees in good faith to use best efforts to file and to cause to become effective (at the times provided in Schedule 2.01(d)) registration statements under the Securities Act registering all Parent Common Stock then held by each of the Shareholders for public re-sale, in accordance with the terms of Schedule 2.01(d) (the "Registration Rights"). Each Shareholder shall cooperate in all respects with the reasonable requests of Parent to effect such registration and shall comply with the provisions of the Registration Rights applicable to Shareholders. Parent shall likewise comply with the provisions of the Registration Rights applicable to it.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

     The Company and only those Shareholders listed on Schedule 3.02(b) with a percentage of Company Common Stock in excess of ten (10%) percent ("Key Shareholders") hereby represent and warrant, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations and warranties shall be deemed to be independently material and to have been relied upon by Parent and Acquisition Subsidiary:

SECTION 3.01 Organization; Good Standing. The Company and each Company Subsidiary (as defined below) is duly organized, validly existing and in good standing under the laws of the State of Michigan, and Company and each Company Subsidiary has full power and authority, corporate and other, to own and operate its property (including the operation of leased property) and to carry on their business, including the Business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification or licensing necessary, except that if the Company is not so qualified in any such jurisdiction, it can become qualified without any Material Adverse Effect (as defined below). True and complete copies of the Company's Articles of Incorporation and By-laws (including all amendments thereto), and the formative documents of each Company Subsidiary, have been delivered or made available to Parent.

SECTION 3.02 Capitalization; Title to Shares.

     (a) The Company's authorized capital stock consists solely of fifty thousand (50,000) shares of Company Common Stock. As of the date hereof, (i) nine thousand five hundred forty (9,540) shares of Company Common Stock are issued and outstanding, and (ii) there are no Company Stock Options (as defined below) issued and outstanding. The Company has nine thousand five hundred forty (9,540) issued and outstanding shares of common stock entitled to vote with respect to the Merger, which common stock is the only class of equity securities of the Company issued and outstanding and entitled to vote with respect to the Merger. All outstanding shares of Company Common Stock are and will on the Closing Date be validly issued, fully paid and non-assessable. The Shareholders own, of record and beneficially, all of the Company Common Stock as of the date hereof and will own the same, of record and beneficially, immediately prior to the Closing. Company owns of record and beneficially, all of the outstanding membership interests in each Company Subsidiary, and will own the same, of record and beneficially, immediately prior to the Closing.

     (b) Schedule 3.02(b) is a true and complete list as of the date hereof, and as of the Closing Date, of all issued and outstanding shares of the Company Common Stock and the names and number of shares owned by each of the Shareholders thereof. Each Shareholder owns of record and beneficially the number and percentage of shares of Company Common Stock set forth next to such Shareholder's name, as described in Schedule 3.02(b).

     (c) Except as disclosed on Schedule 3.02(c), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of capital stock of the Company or any security convertible into or exchangeable for shares of capital stock of the Company, nor is there presently outstanding any security convertible into or exchangeable for shares of capital stock of the Company, nor has the Company or any Shareholder entered into any agreement with respect to any of the foregoing (the "Company Stock Options"). Except as described on
Schedule 3.02(c), the Company has no obligation to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity or voting interests in, the Company. There are no irrevocable proxies and no voting agreements to which the Company or any Shareholder is a party with respect to any shares of the capital stock or other voting securities of the Company.

SECTION 3.03 Company Subsidiaries. Except for Wheel to Wheel Parts.COM, LLC and Wheel to Wheel Powertrain, LLC (the "Company Subsidiaries"), Company does not have, nor has the Company ever had, any subsidiaries and the Company does not own, nor has the Company ever owned, directly or indirectly, any capital stock of or other equity or voting interests in, any corporation, partnership, limited liability company, joint venture, association or other entity (or disregarded entity for purposes of the Code) (domestic or non-domestic).

SECTION 3.04 Authority Relative to this Agreement. The Company has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto have been duly authorized by all requisite corporate action (including all action required of the Company's Board of Directors and the Shareholders) and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the documents and instruments to be executed and delivered by it pursuant hereto, or to consummate the transactions contemplated hereby or thereby. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by the Company and are and will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

SECTION 3.05 Consents and Approvals; No Violations.

     (a) Except for applicable requirements of the NASDAQ Stock Market, the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Securities Act, state Blue Sky laws, the filing of the Articles of Merger as required by the IBCL and MBCA, and applicable pre-merger notifications with and waiting periods imposed by the Federal Trade Commission under the Hart-Scott-Rodino Anti-Trust Improvements Act (the "HSR"), no filing or registration with and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ("Governmental Entity"), is necessary for the consummation by the Company or Shareholders of the transactions contemplated by this Agreement.

     (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby,  nor  compliance  by the Company with any of the  provisions  hereof or thereof, will at Closing (i) conflict with or result in any breach of any provision of the Company's Articles of Incorporation, as amended, or By-laws,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens (as defined below)) in or upon any of the properties or assets of the Company under or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, guarantee, agreement, lease or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby. For purposes of this Agreement "Lien" means pledges, mortgages, security interests, claims, charges and other encumbrances of any kind or nature whatsoever; the term "Permitted Liens" shall mean (a) liens held by a party's primary commercial lender ("Bank")'; (b) liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of protests;
(c) the interests of lessors under operating leases and purchase money liens of lessors under capital leases and so long as the lien only attaches to the asset purchased or acquired and only secured the purchase price of the assets; (d) liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers incurred in the ordinary course of business and not in connection with the borrowing of money, and which liens either (i) are for sums not yet due and payable, or (ii) are the subject of protests; (e) liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance; (f) liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business and not in connection with the borrowing of money; (g) liens arising by reason of security for surety or appeal bonds in the ordinary course of business; (h) liens of or resulting from any judgment or award that would not be a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which an appeal or proceeding for a review is pending, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (i) with respect to any leases or owned real property all matters of record, all easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exists on properties of companies engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation, or materially interfere with the ordinary conduct of business; and (j) the interests of licensors under any license agreements for intellectual property, including software, imbedded software, and the like. Permitted Liens shall not include liens, assessments, or governmental charges for income tax, gross receipts tax, inventory tax, or intangibles tax.

SECTION 3.06 Financial Statements. Company has furnished or made available to Parent true and complete copies of its (a) unaudited balance sheet for the period ending June 30, 2003 and the related statements of income, shareholders' equity and cash flow for the period from September 30, 2002 through June 30, 2003 (the "Interim Statements"), and (b) the unaudited balance sheet for the periods ended September 30, 2002, 2001, and 2000, and the related statements of income, shareholders' equity, and cash flow for the fiscal years then ended. All such statements described in (a) and (b) are collectively referred to as the "Unaudited Financial Statements." The Unaudited Financial Statements have been prepared in conformity with GAAP (excluding any footnote disclosures required under GAAP) applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of the Company's operations for the periods then ended (subject, in the case of the Interim Statements, to normal and recurring year-end audit adjustments, none of which, individually or in the aggregate, are expected to be material in the absence of footnotes otherwise required under GAAP). The Unaudited Financial Statements reflect an accrual for taxes (State and Federal) sufficient in all respects, for each of the respective periods then ending in the Unaudited Financial Statements.

SECTION 3.07 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Unaudited Financial Statements, the Company had no other liabilities or obligations that are required to be recorded in accordance with GAAP, as of the dates thereof, other than (a) obligations of continued performance under the Company's Agreements (as defined below), and (b) commitments and arrangements incident to the normal conduct of business, known or unknown, secured or unsecured (whether accrued, absolute, contingent or otherwise). Since June 30, 2003, the Company has incurred no liabilities or obligations other than (i) current liabilities incurred in the ordinary course of business consistent with past practice, or (ii) in connection with the transactions contemplated hereby.

SECTION 3.08 Absence of Certain Changes or Events. At Closing, Company shall own fifty percent (50%) of the membership interests in each of Tecstar Manufacturing Canada Limited, a Nova Scotia limited company ("Tecstar Canada"), Tesctar, LLC, an Indiana limited liability company ("Tecstar USA"), and Tarxien Automotive Products Limited, a Nova Scotia limited company ("Tarxien"). Since June 30, 2003, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred any event or condition which has or may reasonably be expected to have a Material Adverse Effect including, and without limiting the generality of the foregoing, the Company has not (a) incurred any obligation or liability, secured or unsecured (whether accrued, absolute, contingent or otherwise), whether due or to become due, except current liabilities in the ordinary course of business consistent with past practice or those reflected on the Unaudited Financial Statements, (b) discharged or satisfied any Lien (except for Permitted Liens) or paid any obligation or liability, except current liabilities becoming due in the ordinary course of business consistent with past practice, (c) mortgaged, pledged or subjected to a Lien (except for Permitted Liens) any of the Company's properties or assets, (d) sold, transferred, licensed or otherwise disposed of any of the Company's properties or assets other than in the ordinary course of business consistent with past practice, (e) increased the compensation payable or to become payable by it to any of its directors, officers, salaried employees or agents whose total annual individual compensation for services rendered after any such increase is more than One Hundred Thousand ($100,000) Dollars, except as provided by an agreement either written or oral, the terms of which have been disclosed to Parent, or made any bonus, percentage of compensation or other like benefit accruing to or for the credit of any such directors, officers, employees, consultants or agents of the Company, except in accordance with a Company Benefit Plan (as defined below), (f) terminated or received any notice of termination of any material contract, license, lease, trademark, patent, patent application, copyright or trade name protection or other agreement, (g) suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Company's properties or assets, (h) suffered any taking or seizure of all or any part of the Company's properties or assets by condemnation or eminent domain, (i) experienced any material change in its relations with its vendors, suppliers, lenders, dealers, distributors, customers, employees, consultants or agents, (j) except as disclosed on Schedule 3.08, acquired any capital stock or other securities of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, firm or corporation (other than advances to employees in the ordinary course of business consistent with past practice), (k) made any capital expenditures or capital additions exceeding One Hundred Fifty Thousand ($150,000) Dollars singly or Two Hundred Thousand ($200,000) Dollars in the aggregate, (1) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body affecting its financial condition, its property or its business operations involving a claim in excess of Twenty Thousand ($20,000) Dollars, (m) made any purchase commitment in excess of normal ordinary and usual requirements or made any material change in its selling, pricing or personnel practices other than in the ordinary course of business consistent with past practice, (n) made any change in accounting principles or methods or in the manner of keeping books, accounts and records of the Company which is, or may be, inconsistent with the principles or methodology by which the Unaudited Financial Statements have been prepared, (o) entered into any contract, agreement, lease or other arrangement or transaction or taken any other action, except in the ordinary course of business consistent with past practice, (p) changed the authorized capital stock of the Company, redeemed any capital stock of the Company, issued, sold or otherwise disposed of any capital stock of the Company or any option to acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company, or entered into any agreements creating funded indebtedness of the Company, (q) made any declaration, setting aside or payment of any dividend or any other distribution (whether in cash, stock or property) in respect of its capital stock, or (r) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (q) of this
Section 3.08.

SECTION 3.09 Company Agreements.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company is not and to the knowledge of the Company, no other party to any Company Agreement (defined below) is in default under any Company Agreement (defined below). "Company Agreement" is defined as all Company contracts, including but not limited to, executory agreements (including dealer and distributor agreements), purchase orders (other than purchase commitments for raw materials and supplies in the ordinary course of business), bailment agreements, equipment leases, commitments, contracts, employment agreements, repurchase or floor plan financing agreements, warranties, guarantees, understandings or other agreements, whether written or verbal, which involve or may involve any of the following: (a) the payment of more than Fifty Thousand ($50,000) Dollars, (b) which are of a duration in excess of twelve (12) months from the date of execution thereof, (c) to which any shareholder, officer, director or employee of the Company or any member of such person's immediate family, or any business entity in which such person is a partner, investor, officer or director, is a party in any capacity, (d) which contain a covenant restricting the ability of the Company (or which, following the Closing, could restrict the ability of Company) to compete in any business or in any geographic area or to employ or solicit the employment of any person or requiring the Company to maintain the confidentiality of any information, or
(e) which relate to any indebtedness (which term shall include indemnification obligations, capital leases and operating leases) of the Company that is outstanding or may be incurred or any guarantees of or by the Company of indebtedness of any other person.

     (b) Schedule 3.09(b) lists each obligation of Company guaranteed by Shareholders that is the subject of Section 5.09A, together with the amount of each such obligation and the Company Agreement under which it arises.

SECTION 3.10 Real Property.

     (a) Company has furnished or made available to Parent a true and complete list of all real property interests now owned or ever owned by the Company or any Company Subsidiary (the "Owned Real Property") and any contract for the purchase or sale of real property to which the Company or any Company Subsidiary is a party or is bound. The Company or a Company Subsidiary has good and marketable fee simple title to the Owned Real Property, subject only to Permitted Liens. Each parcel of Owned Real Property and all improvements located thereon (i) complies in all material respects with all covenants, conditions and restrictions of record affecting such property, (ii) is not presently occupied or used by any party other than its owner, and (iii) is not subject to any option to purchase or lease, right of first refusal to purchase or lease, reversionary interest or other instrument or Lien, whether recorded or unrecorded, which would prohibit or require the consent or waiver of another party to the transactions contemplated hereby or any subsequent sale or lease of the property. There are no taxes currently levied against the Owned Real Property which are due and payable and have not been paid. No party has provided goods or services to or in connection with the Owned Real Property which will result in any mechanic's, materialmens', supplier's or other Lien as a result of the wrongful failure to pay for the same prior to Closing.

     (b) Company has furnished or made available to Parent a true and complete list of Company and Company Subsidiary real property leases (the "Real Property Leases") which constitute all leases, subleases or licenses of real property (the "Leased Real Property" and together with the Owned Real Property, the "Real Property"), whether written or oral, to which the Company or any Company Subsidiary is or was a party, or is or was bound. The Company or each Company Subsidiary has valid and enforceable leasehold interests in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). Each Real Property Lease affords the Company or Company Subsidiary peaceful and undisturbed possession of the Leased Real Property covered thereby and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) on the part of the Company or, to the knowledge of the Company, on the part of the lessor thereunder which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such lease, give rise to a right in the lessor to terminate the lease or change any of the material terms thereof or render the lessee liable to incur any expenditure under such lease. The monthly rental rates payable by the Company or Company Subsidiary under each lease do not exceed the fair market monthly rental rates charged by lessors for similarly situated properties within the respective real estate market of such Real Property Lease.

     (c) To the knowledge of the Company, the Real Property and improvements thereon may lawfully be used in connection with the Business. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, the Real Property and improvements are in compliance with all applicable laws, rules, regulations and ordinances of all Governmental Entities including, but not limited to, zoning, building, health, safety and Environmental Laws and the Company has not received any notices of violations with respect thereto.

SECTION 3.11 Machinery and Equipment. All machinery, equipment and other tangible assets, including, but not limited to, computer equipment, of the Company and any Company Subsidiary utilized in the operation of their business including the Business, and are in good operating condition and in a state of good repair sufficient for the conduct of normal operations without the necessity of any known capital expenditure in excess of One Hundred Fifty Thousand ($150,000) Dollars. The Company's and Company Subsidiary's assets and properties (including leased assets and properties, if any) are adequate to enable the Company and each Company Subsidiary to conduct their business, including the Business, as now being conducted. The Company and/or Company Subsidiaries do not have any commitment or plan to make any capital expenditure in excess of Two Hundred Thousand ($200,000) Dollars.

SECTION 3.12 Inventories. The inventories of the Company and each Company Subsidiary consist of raw materials, work in process and finished goods of a quality and quantity usable or salable in the ordinary course of business, except for any (a) slow moving or obsolete inventory or (b) inventory of below-standard quality, all of which inventory is immaterial or has been written off or written down to realizable value. The valuation at which the inventories of the Company are carried on the Unaudited Financial Statements reflects the normal inventory valuation policy of the Company (applied in accordance with
GAAP) which states that inventory at the lower of cost (first-in-first-out-method) or market and the Company's regular costing standards with respect to work in process and finished goods inventory.

SECTION 3.13 Accounts Receivable. All accounts receivable result from and will result from bona fide sales made by the Company or a Company Subsidiary are in the ordinary course of business consistent with past practice and have been collected or will be collectible in the ordinary course after provision for doubtful accounts and other reserves required by GAAP.

SECTION 3.14 Intellectual Property Rights. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (a) the Company owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights used or held for use by the Company or Company Subsidiary, and all goodwill associated therewith on or with respect to the Products in the same manner in which any such Intellectual Property Right have been or are now being used, (b) the Company or Company Subsidiary has not infringed upon, misappropriated or otherwise violated any Intellectual Property Right or other proprietary information of any other person, (c) there is no claim, demand or proceeding pending or threatened, that pertains to or challenges the right of the Company or Company Subsidiary to use any of the Intellectual Property Rights (including any claim that the Company or Company Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person), (d) the Company or Company Subsidiary has not granted any license or other right and has no obligation to grant any license or other right with respect thereto, (e) no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of the Company or Company Subsidiary, (f) the Company or Company Subsidiary is the licensee under fully paid, enforceable licenses that govern its use of software in which any third party has Intellectual Property Rights, (g) each of such licenses remains in full force and effect, (h) the Company or Company Subsidiary has not breached any such license, and (i) the Company or Company Subsidiary has paid all amounts that have heretofore become due and payable in respect of such licenses. As used in this Agreement, "Intellectual Property Rights" means, collectively, with respect to the U.S. and Canada, any and all now known or hereafter known tangible and intangible: (i) rights associated with works of authorship including copyrights, moral rights and mask-works, (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patent rights, designs, algorithms, computer programs, methods of doing business, other proprietary ideas, designs, concepts, techniques, inventions, discoveries and improvements, whether or not patentable and other industrial property rights,
(v) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, (vi) all registrations, initial applications, renewals, extensions, continuations, continuations-in-part, divisions or reissues thereof now or hereafter existing, made or in force (including any rights in any of the foregoing), (vii) Internet websites, rights in domain names, computer programs and software (other than over-the-counter software available to the general public or "shrink wrap" software), and (viii) any other service mark, design, logo, trade secret, know-how, customer list or financial, business, marketing or other information, material or industrial property of a party or any of its affiliates.

SECTION 3.15 Licenses. Company has furnished or made available to Parent a true and complete list of all patents, franchises, permits, licenses, certificates and consents required from any Governmental Entity or any other person necessary to enable the Company or Company Subsidiary to carry on their business, including the Business as now conducted and to own and operate their properties (including leased property) as now owned and operated (collectively, "Licenses"), except for those licenses that are not, individually or in the aggregate material to the operation of the Business. Each of the Licenses will remain in full force and effect following consummation of the transactions contemplated by this Agreement.

SECTION 3.16 Title to Assets. All of the Company's and Company Subsidiary's assets and properties and all assets and properties necessary or required in connection with the operation of the Business will, on the Closing Date, be owned by the Company or Company Subsidiary, free and clear of all Liens whatsoever (except Permitted Liens) and the consummation of the transactions contemplated by this Agreement will not give rise to any Lien on such assets or properties. There are not and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire or use any of the Company's assets or properties.

SECTION 3.17 Corporate Minute Books; Bank Accounts

     (a) The minute books of the Company and each Company Subsidiary contain complete and accurate records of all meetings which were required to be convened and other corporate actions of its shareholders and directors and committees of directors (if any) which were required to be taken, in each case pursuant to the Company's or Company Subsidiary's Articles of Incorporation or Organization, as amended, and/or any agreements to which the Company or Company Subsidiary is a party. True and complete copies of the minute books have been delivered or made available to Parent.

     (b) Company has furnished or made available to Parent a complete and correct list of all bank accounts and safe deposit boxes of the Company and Company Subsidiaries and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company or a Company Subsidiary.

SECTION 3.18 Taxes.

     (a) The Company and Shareholders revoked the election pursuant to section 1362(a)(1) of the Code of 1986, to be treated as an "S Corporation" within the meaning of sections 1361 and 1362 of the Code, effective September 30, 1998. For the tax year commencing June 11, 1996, and all subsequent taxable years of the Company ending September 30, 1998, the Company at all times qualified as an S Corporation and incurred no liability for federal or state income tax (including under Sections 1374 and 1375 of the Code).

     (b) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company and each Company Subsidiary (i) has filed all federal, state and local tax returns required by law in the legally prescribed time (including extensions) and manner and such returns are true and complete in all material respects, (ii) has timely paid, or made a provision for the timely payment of, all taxes shown as due on such returns and all taxes otherwise due and the Unaudited Financial Statements adequately provided in accordance with GAAP for all taxes payable by the Company or Company Subsidiary (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxable periods and portions thereof or, with respect to the period in which the Closing occurs, such taxes (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) will be accrued through the Closing Date, (iii) has made all payments required by any governmental program of workers social security or unemployment compensation, (iv) has withheld and, to the extent due, paid over to the appropriate Governmental Entity all amounts required by law to be withheld from the wages or salaries of employees, (v) is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, (vi) has paid or will pay over to the appropriate Governmental Entity all sales or use taxes referable to the Company's or Company Subsidiary's operations due as of the Closing Date and has made or will make provisions for payment of all such taxes accrued as of such date, but not yet due, (vii) there are no claims pending or, to the knowledge of the Company, threatened against the Company for past due taxes, (viii) the Company has not requested any extension of the time within which to file any tax return in respect of any taxable year which has not since been filed, and (ix) no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns has been given by or on behalf of the Company. True and complete copies of all Federal income and State single business tax returns of the Company and each Company Subsidiary for the years 2001 and 2002 have been delivered to Parent.

     (c) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reflected in the Unaudited Financial Statements (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) and no requests for waivers of the time to assess any such taxes have been granted or are pending, (ii) there is no audit, examination, deficiency or refund litigation pending with respect to taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit or refund litigation and which such examination, audit or refund litigation has not yet ended, and (iii) none of the assets or properties of the Company or any Company Subsidiary is subject to any tax lien, other than any such liens for taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

     (d) No claim has been made in writing by a taxing authority in a jurisdiction where the Company or a Company Subsidiary does not file tax returns to the effect that the Company or Company Subsidiary is or may be subject to taxation by that jurisdiction.

     (e) The Company has not been a member of an affiliated, consolidated, combined or unitary group for tax purposes or made any election or participated in any arrangement whereby any tax liability or any tax asset of the Company was determined or taken into account for tax purposes with reference to or in conjunction with any tax liability or any tax asset of any other person.

     (f) Neither the Company nor a Company Subsidiary is a party to any tax sharing agreement or to any other agreement or arrangement, as a result of which liability of the Company to any taxing authority is determined or taken into account with reference to the activities of any other person and the Company is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such tax is imposed on the Company.

     (g) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company (and Surviving Company and Parent on a consolidated basis) will not be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending the Company's 2003 fiscal year end or thereafter as a result of any (i) change made prior to the Closing Date in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or corresponding or similar provision of stock, local or foreign income Tax law) executed prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) disallowance by the IRS of the Company's treatment (or a like treatment by Surviving Company and Parent on a consolidated basis) of an item of income or deduction, as reflected on the Parent's Financial Statements, and continuation of such treatment after the Merger.

     (h) Neither the Company nor a Company Subsidiary has, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's adjusted tax basis for the acquired assets was determined, in whole or in part, by reference to the adjusted tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary under the Code.

     (i) As used in this Agreement, "taxes" shall include all (x) domestic and foreign (whether national, federal, state, provincial, local or otherwise) income, franchise, real and personal property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect to any of the foregoing and (y) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the types described in clause (x) or (y). As used in this Agreement, "tax return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to taxes, including information returns, any documents with respect to or accompanying payments of estimated taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

SECTION 3.19 Employees; Benefit Plans.

     (a) Employees. Company has furnished or made available to Parent a true and complete list of the names and current salary rates of all present directors, officers and salaried employees of the Company or any Company Subsidiary whose total current annual compensation is One Hundred Thousand ($100,000) Dollars or more, together with a summary showing the salaries, bonuses, additional compensation and other like benefits, if any, paid or payable to such persons for the fiscal year ending September 30, 2003. All salaries, bonuses, additional compensation and other like benefits, including vacation, of all past and present employees of the Company and each Company Subsidiary are properly accrued and reserved on the Unaudited Financial Statements in accordance with GAAP. To the knowledge of the Company, and except as otherwise required by an express provision of this Agreement, no officer or "Key Employee" (which means, as used herein, any salaried employee whose annual compensation is Two Hundred Fifty Thousand ($250,000) Dollars or more) of the Company or any Company Subsidiary presently intends to terminate his or her employment with the Company or any Company Subsidiary nor does the Company or any Company Subsidiary have any present intention to terminate the employment of any officer or such Key Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise. The Company and each Company Subsidiary (i) has correctly categorized all employees as either employees or independent contractors for federal tax purposes and is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees and (iii) has provided employees with the benefits to which they are entitled pursuant to the terms of all Company Benefit Plans (as defined below).

     (b) Employment, Severance and Stay Bonus Agreements. Company has furnished or made available to Parent a true and complete description of (i) any contract with any present director, officer, employee or consultant of the Company or any Company Subsidiary, (ii) any employment, termination, severance or stay bonus agreement, (iii) any agreement with any director, officer, employee or consultant of the Company or any Company Subsidiary (A) the benefits of which are contingent or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment or service of such officer or employee, or
(iv) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement. Furthermore, the Company has not made or become obligated to make or will, as a result of any event connected with the transactions contemplated hereby, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof). Any amount that could be received (whether in cash, property or vesting of property) as a result of the transaction contemplated by this Agreement (or their termination of service incidental to such transaction) by any officer, director, employee or independent contractor of the Company who is a "disqualified individual" (as defined in Treasury Regulation Section 1.280G-1), under any employment arrangement or Company Benefit Plan (as defined below) would not be characterized as an "excess parachute payment" as defined in
Section 280G of the Code.

     (c) Benefit Plans. Company has furnished or made available to Parent a true and complete copy of all bonus, profit-sharing, stock purchase, stock option, equity based, pension, retirement, health, welfare, severance pay, change in control, employment or any other current or deferred remuneration or compensation plan, arrangement or practice of any kind and other fringe benefits, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all "employee pension benefit plans" (as defined in
Section 3(2) of ERISA) (collectively, "Company Benefit Plans") maintained or contributed to by the Company or any person or entity that, together with the Company, is treated as a single employer (a "Commonly Controlled Entity") under
Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former directors, officers, employees or consultants of the Company. The Company has no other Company Benefit Plan currently in existence which is subject to the requirements of ERISA. With respect to each Company Benefit Plan:

          (i) The Company has provided or made available to Parent, true and complete copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof),
               (B) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms. The Company and all the Company Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and all other applicable law. The Company has timely filed all required documents and reports, including IRS Form 5500, for each such Company Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Company Benefit Plan. No individuals have been improperly excluded from participating in any Company Benefit Plan;

          (ii) Neither the Company nor any Commonly Controlled Entity has ever maintained, contributed to or been obligated to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or
               Section 412 of the Code;

          (iii)With respect to any Company Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company on or at any time after the Effective Time;

          (iv) Each Company Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and there are not any circumstances which could result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to any of the Company Benefit Plans. The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

          (v) All contributions made or required to be made under the terms of any Company Benefit Plan for any period have been timely made or have been reflected on the Unaudited Financial Statements;

          (vi) The Company has no obligations for retiree health and life benefits under any Company Benefit Plan nor has the Company ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits.

     (d) Collective Bargaining Agreements. None of the Company's or a Company Subsidiary's employees is covered by a collective bargaining agreement and there is no union or other organization seeking or claiming to represent any such employees. There is no labor dispute, strike, work stoppage or lockout or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or a Company Subsidiary.

SECTION 3.20 Insurance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (a) all insurance policies are adequate to insure the risks covered thereby, and (b) the Company is not, nor will it be on the Closing Date, in default in any respect under any such policy and the Company shall continue such policies in force and effect through the Closing Date.

SECTION 3.21 Litigation. To the knowledge of the Company, there is no legal action, suit, arbitration or legal or administrative proceeding or investigation pending, or threatened, against the Company or any Company Subsidiary or any Shareholder as to which any of them is a party that (a) affects the Company, the Business or any of the Company's properties or assets or any Company Subsidiary,
(b) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Company or any of the Shareholders pursuant hereto or the right of the Company or any of the Shareholders to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby,
(c) and which if adversely determined, would be likely to have a Material Adverse Effect on the ability of the Company or any of the Company Subsidiaries or the Shareholders to perform their respective obligations under this Agreement or any such other documents or instruments. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (a) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any other such action, suit, arbitration or other proceeding or investigation, (b) the Unaudited Financial Statements include an adequate reserve, determined in accordance with GAAP, for all liability or potential liability resulting or arising from any action, suit, arbitration or other proceeding or investigation involving Company or any Company Subsidiary, and (c) the Company or any Company Subsidiary is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which could be reasonably likely to prevent or materially delay the Company's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

SECTION 3.22 Compliance with Laws. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company and each Company Subsidiary has complied with, is in compliance with and has not received notice of any violation of, any and all applicable laws, rules, regulations and ordinances regulating or relating to the Business, including but not limited to those relating to the Securities Act, the Exchange Act, the employment of labor (including labor who are not U.S. citizens), the establishment and maintenance of working conditions for labor, employee safety, environmental and conservation matters, the manufacture, sale and distribution of the Products, the North American Free Trade Agreement, as amended, and the establishment and maintenance of the Company's or Company Subsidiaries' relationships with suppliers and customers.

SECTION 3.23 NHTSA; Other Safety Standards. Neither the Company nor any Company Subsidiary has received any notices or other correspondence from the National Highway Traffic Safety Administration ("NHTSA") relating to the Products. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company,
(a) the Company and each Company Subsidiary has complied with all NHTSA requirements, including but not limited to Federal Motor Vehicle Safety Standards, in effect from time to time in connection with the manufacture of the Products, (b) all of the Products are and have been, at the time of sale, in compliance with all other safety standards, including, but not limited to, all standards of the Recreation Vehicle Industry Association and the Canadian Standards Association, those imposed on the Company or Company Subsidiaries by statute, rule or regulation of any Governmental Entity or industry association, and (c) the Company and each Company Subsidiary have not received notice of any such infractions or been required to undertake any remedial measures in response thereto.

SECTION 3.24 Product Liability; Product Recalls.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) all of the Products that the Company or any Company Subsidiary has manufactured and sold have been merchantable, free from defects in material and workmanship and suitable for the purpose for which they were sold, (ii) the Products have not been subject to any product recall (including any safety or NHTSA-related recall) or service bulletin, there is no fact or facts existing which may reasonably be expected to result in any such recall or service bulletin, (iii) there is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any
Governmental Entity, pending or, to the knowledge of the Company, threatened, involving any product liability, product recall or otherwise involving Company or any Company Subsidiary, and (iv) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation.

     (b) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) the Company and each Company Subsidiary has insurance against loss or damage arising out of product liability for any products manufactured and/or sold by Company or any Company Subsidiary, (ii) such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur resulting from the Products sold prior to the Closing, (iii) there have been no incidents of damage claims paid by the Company or any Company Subsidiary or by its insurance carrier in the two (2) year period preceding the date of this Agreement, and (iv) the Unaudited Financial
Statements include an adequate reserve (or shall otherwise reflect an appropriate accrual), determined in accordance with GAAP, for all liability or potential liability resulting or arising from any product recall that has been initiated or breach of warranty claims that have been asserted or that are reasonably likely to be initiated or asserted, in connection with Products manufactured and sold by the Company, as of the date of such Unaudited Financial Statements.

SECTION 3.25 Warranties. There are no oral or written warranties on the products manufactured or sold by the Company or any Company Subsidiary, whether express or implied, other than any implied warranties that may be imposed by operation of law.

SECTION 3.26 Dealer Network; Rebates and Refunds.

     (a) The Company has no dealer agreements.

     (b) The Company has disclosed to Parent (i) all significant refunds, rebates, discounts and return policies or practices that the Company or any Company Subsidiary has engaged in with respect to persons supplying goods and services to the Company or any Company Subsidiary and (ii) all annual programs relating to refunds, rebates, discounts and return policies or practices that the Company or any Company Subsidiary has engaged in with respect to furnishing the Products to others in connection with their business, including the Business.

SECTION 3.27 Environmental Matters.

     (a) Permits and Authorizations. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company and each Company Subsidiary possesses, and at all times has possessed, all Environmental Permits (as defined below) necessary to conduct its business and related operations.

     (b) Compliance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) each of the Company and each Company Subsidiary is, and at all time has been, in compliance with all applicable Environmental Laws (as defined below) and all Environmental Permits, (ii) the Company and each Company Subsidiary has not received any (A) oral or written communication from any Governmental Entity or other person that alleges that the Company or a Company Subsidiary has violated or is liable under any Environmental Law or Environmental Permit or (B) written request for information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials (as defined below), (iii) Company is unaware of any past events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or a Company Subsidiary which may cause noncompliance with applicable Environmental Laws and all Environmental Permits or which may give rise to any liability for any claim, action, suit, proceeding, hearing or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transportation or the emission, discharge, release or threatened release into the environment by the Company or a Company Subsidiary of any Hazardous Materials, (iv) the Company and each Company Subsidiary has reported, to the extent required by applicable Environmental Laws, all past and present sites owned or operated by the Company or a Company Subsidiary where Hazardous Materials have been treated, stored, disposed of or otherwise handled, and (v) the Company and each Company Subsidiary has not generated, treated, stored, processed, distributed, used, transported, disposed of or otherwise handled Hazardous Materials, except in compliance with all applicable Environmental Laws.

     (c) Environmental Claims. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) there are no Environmental Claims (as defined below) (A) pending or threatened against the Company or any Company Subsidiary or (B) pending or threatened against any person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed, either contractually or by operation of law, (ii) neither the Company nor any Company Subsidiary has contractually retained or assumed any liabilities or obligations that would be expected to provide the basis for any Environmental Claim, (iii) there are not any, nor have there been any, Environmental Claims pending or threatened against the Company or any Company Subsidiary by any landlord or third party pursuant to any of the Company Real Property Leases, nor is there currently or has there been previously, any basis therefor, and (iv) there is no on-site or off-site location to which the Company or any Company Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which is the subject of any enforcement action or any other investigation by any Governmental Entity which could lead to any claim against the Company or any Company
Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under any applicable Environmental Law and there is no on-site or off-site location to which the Company or any Company Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which could become the subject of any enforcement action by any Governmental Entity or any Environmental Claim which could lead to any liability of the Company or any Company Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury.

     (d) Releases. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, there has been no Release (as defined below) of any Hazardous Materials at, from, in, to, under or on any property currently or previously owned or operated by the Company or any Company Subsidiary, other than in compliance with applicable Environmental Laws or the terms of any applicable permit (and no such property is contaminated by any such substance) that could reasonably be expected to form the basis of any Environmental Claim.

     (e) Recognized Environmental Conditions. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, to the extent it would have a Material Adverse Effect, none of the following exists at any property or facility now or at any time owned, leased, or operated by the Company or any Company Subsidiary: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls ("PCBs") or (iv) landfills, surface impoundments or disposal areas or any Release of any Hazardous Materials.

     (f) Definitions.

          (i) "Environmental Claims" means any and all, regulatory or judicial actions orders, decrees, suits, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other person alleging potential responsibility or liability including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief arising out of, based on or related to (A) the presence, Release or threatened Release of or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

          (ii) "Environmental Laws" means all domestic or foreign (whether national, federal, state, local, provincial or otherwise) laws, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or the protection of human health as it relates to the environment, including without limitation laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, emission, disposal, handling of or exposure to Hazardous Materials.

          (iii)"Environmental    Permits"    means   all   permits,    licenses,
               registrations and other authorizations required under applicable Environmental Laws.

          (iv) "Hazardous Materials" means all hazardous, toxic, explosive or radioactive substances, wastes pollutants or contaminants, including petroleum or petroleum fractions, asbestos or asbestos-containing material, PCBs or PCB-containing materials or equipment, radon gas, infectious or medical wastes, mold and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          (v) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

SECTION 3.28 Disclosure. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, neither this Agreement, nor any Schedule hereto, nor any certificate, or document required to be delivered to Parent, by the Company and the Shareholders pursuant to Section 7.02 contain, as of the date thereof, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading.

SECTION 3.29 Limitation on Article III. Notwithstanding anything in this Article III to the contrary, neither Company nor any Shareholder is making, and none of them shall be deemed to have made or construed to have made, any representation or warranty, express or implied, with respect to, or related to, the businesses, assets, properties, liabilities, obligations or prospects of Tecstar, Tecstar Canada, and Tarxien.

                                  ARTICLE III.A
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder, severally, not jointly, represents and warrants and agrees, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations, warranties and agreements shall be deemed to be independently material and to have been relied upon by Parent and Acquisition
Subsidiary:

SECTION 3.01A Organization, Good Standing. In the event that such Shareholder is not an individual, such Shareholder is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

SECTION 3.02A Title.

     (a) Except as disclosed on Schedule 3.02A, such Shareholder owns, of record and beneficially, as of the date hereof and will own, of record and beneficially, immediately prior to the Closing, the number of shares of Company Common Stock as are set forth next to such Shareholder's name on Schedule 3.02(b), free and clear of all Liens and the consummation of the transactions contemplated by this Agreement will not give rise to any Liens thereon.

     (b) Except as disclosed on Schedule 3.02A, there are no rights or other commitments entitling any person to purchase or acquire any shares of capital stock of the Company held by such Shareholder or any security convertible into or exchangeable for shares of capital stock of the Company held by such Shareholder, nor has such Shareholder entered into any agreement with respect to any of the foregoing. There are no irrevocable proxies and no voting agreements to which such Shareholder is a party with respect to any shares of the capital stock or other voting securities of the Company held by such Shareholder.

SECTION 3.03A Authority Relative to this Agreement. Such Shareholder has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by him or her pursuant hereto and to perform fully such Shareholder's obligations hereunder and thereunder. In the event that such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the documents and instruments to be executed and delivered by such Shareholder pursuant hereto have been duly authorized by all necessary corporate or other action. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by such Shareholder and are and will be the legal, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

SECTION 3.04A Consents and Approvals; No Violations.

     (a) Except for applicable requirements of the Securities Act, the Exchange Act, state Blue Sky laws, the filing of the Articles of Merger as required by the IBCL and the MBCA, the NASDAQ Stock Market and HSR, no filing or registration with and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by such Shareholder of the transactions contemplated by this Agreement.

     (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by such
Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby or thereby, nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Company's Articles of Incorporation, as amended, or By-laws or, in the case that such Shareholder is not an individual, such Shareholder's organizational documents, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens) or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement, lease or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of its properties or assets.

SECTION 3.05A Litigation. There is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity pending or, to the knowledge of such Shareholder, threatened, to which such Shareholder is a party that (a) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Company or such Shareholder pursuant hereto or the right of such Shareholder to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby or (b) if adversely determined, would be likely to have a Material Adverse Effect on the ability of the Company or such Shareholder to perform his or her respective obligations under this Agreement or any such other documents or instruments. To the knowledge of such Shareholder, there is no fact or facts existing which are reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation. Such Shareholder is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which is reasonably likely to prevent or materially delay such Shareholder's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

SECTION 3.06A Related Party Transactions. None of such Shareholder, if such Shareholder is an individual, or any member of such Shareholder's immediate family or any business entity in which such Shareholder is a partner, investor, director or officer, is a party to any contract, agreement, lease or other arrangement or transaction to which the Company or any of the Company's Subsidiaries assets or properties are bound.

SECTION 3.07A Securities Law Matters. Each Shareholder acknowledges that investment in the Parent Common Stock involves a high degree of risk and is suitable only for sophisticated investors, and that they have been informed by Parent that the Parent Common Stock is being offered in reliance upon an exemption from registration provided by the Securities Act and an exemption from registration under applicable Blue Sky laws. Shareholder is acquiring the Parent Common Stock for his or her own investment and not with a view to the distribution or resale thereof to anyone else. The Parent has disclosed to the Shareholder, that the Parent Common Stock is a restricted security, as defined in Rule 144 under the Securities Act, transferability is limited, and that the Shareholder may be required to continue to bear the economic risk of this investment for an indefinite period as the Parent Common Stock has not been registered under the Securities Act or any Blue Sky laws and therefore cannot be offered or sold until subsequently registered under such acts (as provided in Schedule 2.01(d) or otherwise) or an exemption from such registration is available. Shareholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and the Indiana and Michigan Blue Sky Laws, or otherwise has such knowledge and experience in financial and business matters such that Shareholder, either alone or with such Shareholder's purchaser representative (who is the Shareholder Representative for purposes of the transactions contemplated in this Agreement), is capable of evaluating the merits and risks of an investment in Parent. Shareholder has had access to all public filings with the Securities and Exchange Commission made by Parent, and has received the opportunity to ask questions and receive answers regarding the merits and risks of investing in the Parent Common Stock. On the date hereof, Shareholder does not own directly or beneficially, either alone or with any group (as defined under Section 13(d) of the Exchange Act) more than 1% of the issued and outstanding Parent Common Stock. Each Shareholder agrees to each term and condition of the Registration Rights in Schedule 2.01(d).

                                   ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUBSIDIARY

     The Parent, on behalf of itself and each Parent Subsidiary, and Acquisition Subsidiary hereby jointly and severally represents, and warrants, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations and warranties shall be deemed to be independently material and to have been relied upon by the Company and the Shareholders:

SECTION 4.01 Organization; Good Standing. Parent and each Parent Subsidiary is duly organized, and validly existing under the laws of the State of Indiana, has full power and authority, corporate and other, to own and operate its property (including the operation of leased property) and to carry on its business as it is now being conducted and is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification or licensing necessary, except that if not so qualified in any such jurisdiction, it can become qualified without any Material Adverse Effect. True and complete copies of their respective formative documents (including all amendments thereto), as in effect on the date hereof, have been delivered or made available to Company and Shareholders.

SECTION 4.02 Capitalization; Title to Shares.

     (a) Parent has furnished or made available to Company and Shareholders a true and complete description of all classes of the Parent's authorized capital stock ("Capital Stock"), the number of shares of Capital Stock issued and outstanding, the relative rights of each class of Capital Stock, the number of shares of Parent Common Stock reserved for issuance under any Parent Stock Option Plans, and the number of Stock Options issued and outstanding. Such listing need not and does not address authorized capital stock not outstanding, Parent's Rights Agreement or other matters reported by Parent in any filing with the Securities and Exchange Commission.

     (b) There are no other outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of Capital Stock of the Parent or any security convertible into or exchangeable for shares of Capital Stock of the Parent, nor is there presently outstanding any security convertible into or exchangeable for shares of Capital Stock of the Parent, nor has the Parent entered into any agreement with respect to any of the foregoing. The Parent has no obligation to repurchase, redeem or otherwise acquire any shares of Capital Stock of, or other equity or voting interests in the Parent. There are no irrevocable proxies and no voting agreements to which the Parent is a party with respect to any shares of the Capital Stock or other voting securities of the Parent.

     (c) The Merger and the transactions contemplated by this Agreement will not trigger any rights to the Parent Shareholders (as hereinafter defined) under the Parent's Rights Agreement.

     (d) The Parent Common Stock to be received by the Shareholders in the Merger Exchange shall be free and clear of all Liens and the consummation of the transaction contemplated by this Agreement will not give rise to any Liens therein.

SECTION 4.03 Subsidiaries. Parent has delivered or made available to Company and Shareholders a true and complete list of Parent subsidiaries (the "Parent Subsidiaries"). Parent owns of record and beneficially one hundred (100%) percent of the equity interests of each Parent Subsidiary. Neither Parent nor any Parent Subsidiary owns, nor has Parent or any Parent Subsidiary ever owned, directly or indirectly, any capital stock of or other equity or voting interests in any other corporation, partnership, limited liability company, joint venture, association or other entity, or disregarded entity for purposes of the Code, domestic or non-domestic.

SECTION 4.04 Authority Relative to this Agreement. Each of the Parent and Acquisition Subsidiary has the full legal right, power and capacity to enter into this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Parent and Acquisition Company of this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto have been duly authorized by all requisite Board of Directors corporate action and no other corporate proceedings shall be necessary to approve this Agreement or the documents and instruments to be executed and delivered by it pursuant hereto, or to consummate the transactions contemplated hereby or thereby, except for submission to Parent Shareholders for approval. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are duly executed and delivered by the Company, and are the legal, valid and binding obligations of the Company and Acquisition Subsidiary, enforceable against each of them in accordance with their terms.

SECTION 4.05 Consents and Approvals; No Violations.

     (a) Except for applicable requirements of the Securities Act, the Exchange Act, state Blue Sky laws, the NASDAQ Stock Market, the HSR, and the filing of the Articles of Merger as required by the IBCL and the MBCA, no filing or registration with and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by the Company of the transactions contemplated by this Agreement, provided further, however, consummation by the Company of the transactions contemplated by this Agreement are subject to requirements of Parent's Articles of Incorporation and Bylaws, and the Exchange Act and the NASDAQ Stock Market, as they relate to the Parent shareholders' (the "Parent Shareholders") consent, solicitation of Parent Shareholders proxies, and Parent Shareholders approval of this Agreement;

     (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Parent and Acquisition Subsidiary nor the consummation by the Parent and Acquisition Subsidiary of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof or thereof, will at Closing (i) conflict with or result in any breach of any provision of the Parent's Articles of Incorporation, as amended, or By-laws, as amended, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens) in or upon any of the properties or assets of the Parent under or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, guarantee, agreement, lease or other instrument or obligation to which the Parent is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 4.06 Financial Statements. Parent has delivered or made available to Company and Shareholders the audited consolidated financial statements of the Parent and Parent Subsidiaries as of September 30, 2002, 2001 and 2000, respectively and the related statements of income, shareholders' equity and cash flow for the fiscal years then ended, together with the notes thereto (the "Parent Audited Statements"), and (b) the internally prepared consolidated unaudited balance sheet of the Parent and Parent Subsidiaries as of June 30, 2003 and the related internally prepared unaudited statements of income, shareholders' equity and cash flow for the period from September 30, 2002 through June 30, 2003 (the "Parent Unaudited Statements"). All such statements (collectively, the "Parent Financial Statements") have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the consolidated financial position of the Parent and the Parent Subsidiaries as of the dates indicated and the consolidated results of the Parent's and the Parent's Subsidiaries' operations for the periods then ended (subject, in the case of the Parent Unaudited Statements, to normal and recurring year-end audit adjustments, none of which, individually or in the aggregate, are expected to be material in the absence of footnotes otherwise required under GAAP). The Parent Financial Statements reflect an accrual for taxes (State and Federal) sufficient in all respects for each of the respective periods then ending in the Parent Financial Statements.

SECTION 4.07 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Parent Financial Statements, the Parent and the Parent Subsidiaries had no other liabilities or obligations that are required to be recorded in accordance with GAAP, as of the dates thereof, other than (a) obligations of continued performance under the Parent's Agreements (as defined below), and (b) commitments and arrangements incident to the normal conduct of business, known or unknown, secured or unsecured (whether accrued, absolute, contingent or otherwise). Since June 30, 2003, neither Parent nor any Parent Subsidiary has incurred any liabilities other than (i) current liabilities incurred in the ordinary course of business consistent with past practice or (ii) in connection with the transactions contemplated hereby.

SECTION 4.08 Absence of Certain Changes or Events. Since June 30, 2003, the Parent and Parent Subsidiaries have each conducted its business only in the ordinary course consistent with past practice and there has not occurred any event or condition which has or may reasonably be expected to have a Material Adverse Effect including, and without limiting the generality of the foregoing, the Parent and Parent Subsidiaries have not (a) incurred any obligation or liability, secured or unsecured (whether accrued, absolute, contingent or otherwise), whether due or to become due, except current liabilities in the ordinary course of business consistent with past practice or those reflected on the Parent Unaudited Statements, (b) discharged or satisfied any Lien (except for Permitted Liens) or paid any obligation or liability, except current liabilities becoming due in the ordinary course of business consistent with past practice, (c) mortgaged, pledged or subjected to a Lien (except for Permitted Liens) any of the Parent's or any Parent's Subsidiary's properties or assets,
(d) sold, transferred, licensed or otherwise disposed of any of the Parent's or any Parent's Subsidiary's properties or assets other than in the ordinary course of business consistent with past practice, (e) increased the compensation payable or to become payable by it to any of its directors, officers, salaried employees or agents whose total compensation for services rendered after any such increase is more than One Hundred Thousand ($100,000) Dollars, except as provided by an agreement either written or oral, the terms of which Parent has disclosed to or made available to Company and Shareholders, or made any bonus, percentage of compensation or other like benefit accruing to or for the credit of any such directors, officers, employees, consultants or agents of the Parent, except in accordance with a Parent Benefit Plan (as defined below), (f) terminated or received any notice of termination of any material contract, license, lease, trademark, patent, patent application, copyright or trade name protection or other agreement, (g) suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Parent's or any Parent's Subsidiary's properties or assets, (h) suffered any taking or seizure of all or any part of the Parent's properties or assets by condemnation or eminent domain, (i) experienced any material change in its relations with its vendors, suppliers, lenders, dealers, distributors, customers, employees, consultants or agents, (j) acquired any capital stock or other securities of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, firm or corporation (other than advances to employees in the ordinary course of business consistent with past practice), (k) made any capital expenditures or capital additions exceeding Twenty Thousand ($20,000) Dollars singly or One Hundred Thousand ($100,000) Dollars in the aggregate, (1) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body affecting its financial condition, its property or its business operations involving a claim in excess of Twenty Thousand ($20,000) Dollars, (m) made any purchase commitment in excess of normal ordinary and usual requirements or made any material change in its selling, pricing or personnel practices other than in the ordinary course of business consistent with past practice, (n) made any change in accounting principles or methods or in the manner of keeping books, accounts and records of the Parent or any Parent Subsidiary which is, or may be, inconsistent with the principles or methodology by which the Parent Financial Statements have been prepared, (o) entered into any contract, agreement, lease or other arrangement or transaction or taken any other action, except in the ordinary course of business consistent with past practice, (p) changed the authorized Capital Stock, redeemed any Capital Stock, or, other than pursuant to Parent's employee stock benefit plans, issued, sold or otherwise disposed of any Capital Stock or any option to acquire Capital Stock or any securities convertible into or exchangeable for Capital Stock, or entered into any agreements creating funded indebtedness of the Parent, (q) made any declaration, setting aside or payment of any dividend or any other distribution (whether in cash, stock or property) in respect of its capital stock, or (r) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (q) of this Section 4.08. The foregoing shall not prohibit any of the following: (a) action taken to amend the Articles of
Incorporation of Parent to authorize an additional ten million (10,000,000) shares of Parent Common Stock; provided that such amendment does not change the rights and privileges of the Common Stock; (b) such action as may be authorized by the Compensation Committee of the Parent Board of Directors to provide contractual registration rights providing for public resale of shares held by Parent's executive officers or directors, their spouses or trusts for their family members or beneficiaries; (c) action of Parent's Board of Directors to amend the By-Laws of Parent to provide for the governance arrangements described in Section 5.03B or to provide for the annual meeting of shareholders to be held earlier than January 15.

SECTION 4.09 Parent Agreements.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent is not and to the knowledge of the Parent, no other party to any Parent Agreement (defined below) is in default under any Parent Agreement (defined below) that would have a Material Adverse Effect. Parent Agreement is defined as all Parent contracts, including but not limited to, executory agreements (including dealer and distributor agreements), purchase orders (other than purchase commitments for raw materials and supplies in the ordinary course of business), bailment agreements, equipment leases, commitments, contracts, employment agreements, repurchase or floor plan financing agreements, warranties, guarantees, understandings or other agreements, whether written, or verbal, which involve or may involve any of the following: (a) the payment of more than Fifty Thousand ($50,000) Dollars, (b) which are of a duration in excess of twelve (12) months from the date of execution thereof, (c) to which any shareholder, officer, director or employee of the Parent or any member of such person's immediate family, or any business entity in which such person is a partner, investor, officer or director, is a party in any capacity, (d) which contain a covenant restricting the ability of the Parent (or which, following the Closing, could restrict the ability of Parent) to compete in any business or in any geographic area or to employ or solicit the employment of any person or requiring the Parent to maintain the confidentiality of any information, or (e) which relate to any indebtedness (which term shall include indemnification obligations, capital leases and operating leases) of the Parent that is outstanding or may be incurred or any guarantees of or by the Parent of indebtedness of any other person.

SECTION 4.10 Real Property.

     (a) A list of all real property interests now owned or ever owned by the Parent or any Parent Subsidiary (the "Parent Real Property") and any contract for the purchase or sale of real property to which the Parent or any Parent Subsidiary is a party or is bound, has been delivered or made available to Company and Shareholders. The Parent or a Parent Subsidiary has good and marketable fee simple title to the Parent Real Property subject only to Permitted Liens. Each parcel of Parent Real Property and all improvements, located thereon (i) complies in all material respects with all covenants, conditions and restrictions of record affecting such property, (ii) is not presently occupied or used by any party other than its owner, and (iii) is not subject to any option to purchase or lease, right of first refusal to purchase or lease, reversionary interest or other instrument or Lien, whether recorded or unrecorded, which would prohibit or require the consent or waiver of another party to the transactions contemplated hereby or any subsequent sale or lease of the property. There are no taxes currently levied against the Parent Real Property which are due and payable and have not been paid. No party has provided goods or services to or in connection with the Parent Real Property which will result in any mechanic's, materialmens', supplier's or other Lien as a result of the wrongful failure to pay for the same prior to Closing.

     (b) Parent has delivered or made available to Company and Shareholders a list of all the real property leases (the "Parent Leased Real Property"), subleases or licenses of real property, whether written or oral, to which the Parent or any Parent Subsidiary is or was a party or is or was bound. The Parent or Parent Subsidiary has valid and enforceable leasehold interests in the Parent Leased Real Property free and clear of all Liens (other than Permitted Liens). Each lease affords the Parent or Parent Subsidiary peaceful and undisturbed possession of the Parent Leased Real Property covered thereby and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) on the part of the Parent or, to the knowledge of the Parent, on the part of the lessor thereunder which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such Parent Leased Real Property, give rise to a right in the lessor to terminate the lease or change any of the material terms thereof or render the lessee liable to incur any expenditure under such lease. The monthly rental rates payable by the Parent under each lease do not exceed the fair market monthly rental rates charged by lessors for similarly situated properties within the respective real estate market of such Parent Leased Real Property.

     (c) To the knowledge of the Parent, the Parent Real Property and Parent Leased Real Property and improvements thereon may lawfully be used in connection with the business of the Parent. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, the Parent Real Property and Parent Leased Real Property and all improvements thereon are in compliance with all applicable laws, rules, regulations and ordinances of all Governmental Entities including, but not limited to, zoning, building, health, safety and Environmental Laws and the Parent has not received any notices of violations with respect thereto.

SECTION 4.11 Machinery and Equipment. All machinery, equipment and other tangible assets, including, but not limited to, computer equipment, of the Parent or Parent Subsidiary utilized in the operation of its business are in good operating condition and in a state of good repair sufficient for the conduct of normal operations without the necessity of any known capital expenditure in excess of Twenty Thousand ($20,000) Dollars. The Parent's or Parent's Subsidiary's assets and properties (including leased assets and properties, if any) are adequate to enable the Parent or the Parent Subsidiary to conduct its business as now being conducted. The Parent and/or Parent Subsidiaries do not have any commitment or plan to make any capital expenditure in excess of One Hundred Twenty Thousand ($120,000) Dollars.

SECTION 4.12 Inventories. The inventories of the Parent and Parent Subsidiaries consist of raw materials, work in process and finished goods of a quality and quantity usable or salable in the ordinary course of business, except for any
(a) slow moving or obsolete inventory or (b) inventory of below-standard quality, all of which inventory is immaterial or has been written off or written down to realizable value. The valuation at which the inventories of the Parent are carried on the Parent Financial Statements reflects the normal inventory valuation policy of the Parent (applied in accordance with GAAP) which states that inventory at the lower of cost (first-in-first-out-method) or market and the Parent's regular costing standards with respect to work in process and finished goods inventory.

SECTION 4.13 Accounts Receivable. All accounts receivable of the Parent and each Parent Subsidiary result from and will result from bona fide sales made by the Parent and each Parent Subsidiary in the ordinary course of business consistent with past practice and have been collected or will be collectible in the ordinary course after provision for doubtful accounts and other reserves required by GAAP.

SECTION 4.14 Intellectual Property Rights. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) the Parent or Parent Subsidiary owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights used or held for use by the Parent or Parent Subsidiary and all goodwill associated therewith in the same manner in which any such Intellectual Property Right have been or is now being used, (b) the Parent or Parent Subsidiary has not infringed upon, misappropriated or otherwise violated any Intellectual Property Right or other proprietary information of any other person, (c) there is no claim, demand or proceeding pending or threatened, that pertains to or challenges the right of the Parent or Parent Subsidiary to use any of the Intellectual Property Rights (including any claim that the Parent or Parent Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person), (d) the Parent or Parent Subsidiary has not granted any license or other right and has no obligation to grant any other license or other right with respect thereto,
(e) no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of the Parent or any Parent Subsidiary, (f) the Parent or Parent Subsidiary is the licensee under fully paid, enforceable licenses that govern its use of software in which any third party has Intellectual Property Rights, (g) each of such licenses remains in full force and effect, (h) the Parent or Parent Subsidiary has not breached any such license, and (i) the Parent or Parent Subsidiary has paid all amounts that have heretofore become due and payable in respect of such licenses.

SECTION 4.15 Licenses. The Parent or Parent Subsidiaries possesses all patents, franchises, permits, licenses, certificates and consents required from any Governmental Entity or any other person necessary to enable the Parent and each Parent Subsidiary to carry on its business as now conducted and to own and operate its properties (including leased property) as now owned and operated, except for those licenses that are not, individually or in the aggregate material to the operation of the business of the Parent. Each of the licenses will remain in full force and effect following consummation of the transactions contemplated by this Agreement.

SECTION 4.16 Title to Assets. All of the Parent's and Parent Subsidiaries' assets and properties and all assets and properties necessary or required in connection with the operation of its business will, on the Closing Date, be owned by the Parent or Parent Subsidiary, as applicable, free and clear of all Liens whatsoever (except Permitted Liens) and the consummation of the transactions contemplated by this Agreement will not give rise to any Lien on such assets or properties. There are not and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire or use any of the Parent's or Parent's Subsidiaries' assets or properties, as applicable. SECTION 4.17 Corporate Minute Books; Bank Accounts.

     (a) The minute books of the Parent and each Parent Subsidiary contain complete and accurate records of all meetings which were required to be convened and other corporate actions of its shareholders and directors and committees of directors (if any) which were required to be taken, in each case pursuant to its Articles of Incorporation or Organization, as amended, the IBCL, as amended, and/or any agreements to which the Parent or Parent Subsidiary is a party. True and complete copies of the minute books have been delivered or made available to Company.

     (b) Parent has furnished or made available to Company and Shareholders a complete and correct list of all bank accounts and safe deposit boxes of Parent and each Parent Subsidiary and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete list of all persons holding a general or special Power of Attorney granted by Parent or a Parent Subsidiary.

SECTION 4.18 Taxes.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, to the extent that it would have a Material Adverse Effect, the Parent and each Parent Subsidiary (i) has filed all federal, state and local tax returns required by law in the legally prescribed time (including extensions) and manner and such returns are true and complete in all material respects, (ii) has timely paid, or made provision for timely payment of, all taxes shown as due on such returns and all taxes otherwise due and the Parent Unaudited Statements adequately provided in accordance with GAAP for all taxes payable by the Parent or Parent Subsidiary (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxable periods and portions thereof or, with respect to the period in which the Closing occurs, such taxes (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) will be accrued through the Closing Date, (iii) has made all payments required by any governmental program of workers social security or unemployment compensation,
(iv) has withheld and, to the extent due, paid over to the appropriate Governmental Entity all amounts required by law to be withheld from the wages or salaries of employees, (v) is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, (vi) has paid or will pay over to the appropriate Governmental Entity all sales or use taxes referable to the Parent's or Parent Subsidiary's operations due as of the Closing Date and has made or will make provisions for payment of all such taxes accrued as of such date, but not yet due, (vii) there are no claims pending or, to the knowledge of the Parent, threatened against the Parent for past due taxes, (viii) the Parent has not requested any extension of the time within which to file any tax return in respect of any taxable year which has not since been filed, and (ix) no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns has been given by or on behalf of the Parent. True and complete copies of all Federal and State income tax returns requested of the Parent have been delivered or made available to Company and Shareholders.

     (b)  Except  for  violations,   breaches,  or  defaults  which  would  not,
individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Parent, (i) no deficiencies for any taxes have been proposed, asserted or assessed against the Parent that are not adequately reflected in the Parent Financial Statements and no requests for waivers of the time to assess any such taxes have been granted or are pending, (ii) there is no audit, examination, deficiency or refund litigation pending with respect to taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit or refund litigation and which such examination, audit or refund litigation has not yet ended, and (iii) none of the assets or properties of the Parent is subject to any tax lien, other than any such liens for taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

     (c) No claim has been made in writing by a taxing authority in a jurisdiction where the Parent does not file tax returns to the effect that the Parent is or may be subject to taxation by that jurisdiction.

     (d) The Parent is and has been a member of an affiliated, consolidated, combined or unitary group for tax purposes and has filed all of its tax returns in a manner consistent therewith and in accordance with applicable laws.

     (e) Neither the Parent nor a Parent Subsidiary is a party to any tax sharing agreement or to any other agreement or arrangement, as a result of which liability of the Parent to any taxing authority is determined or taken into account with reference to the activities of any other person and the Parent is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such tax is imposed on the Parent.

     (f) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent will not be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change made prior to the Closing Date in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or corresponding or similar provision of stock, local or foreign income Tax law) executed prior to the Closing Date,
(iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

     (g) Neither Parent nor a Parent Subsidiary has, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's adjusted tax basis for the acquired assets was determined, in whole or in part, by reference to the adjusted tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary under the Code.

SECTION 4.19 Employees; Benefit Plans.

     (a) Employees. Parent has furnished or made available to Company and Shareholders a true and complete list of the names and current salary rates of all present directors, officers and salaried employees of the Parent or Parent Subsidiary whose total current annual compensation is One Hundred Thousand ($100,000) Dollars or more, together with a summary showing the salaries, bonuses, additional compensation and other like benefits, if any, expected to be paid or payable to such persons for the fiscal year ended September 30, 2003. All salaries, bonuses, additional compensation and other like benefits, including vacation, of all past and present employees of the Parent or any Parent Subsidiary shall be properly accrued and reserved in accordance with GAAP. To the knowledge of the Parent, no officer or "Key Employee" (which means, as used herein, any salaried employee whose annual compensation is Two Hundred Fifty Thousand ($250,000) Dollars or more) of the Parent or any Parent Subsidiary presently intends to terminate his or her employment with the Parent or any Parent Subsidiary nor does the Parent or any Parent Subsidiary have any present intention to terminate the employment of any officer or such Key Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise. The Parent and each Parent Subsidiary (i) has correctly categorized all employees as either employees or independent contractors for federal tax purposes and is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees and (iii) has provided employees with the benefits to which they are entitled pursuant to the terms of all Parent Benefit Plans (as defined below).

     (b) Employment, Severance and Stay Bonus Agreements. Parent has furnished or made available to Company and Shareholders a true and complete description of
(i) any contract with any present director, officer, employee or consultant of the Parent or Parent Subsidiary, (ii) any employment, termination, severance or stay bonus agreement, (iii) any agreement with any director, officer, employee or consultant of the Parent or Parent Subsidiary (A) the benefits of which are contingent or the terms of which are materially altered, upon the occurrence of a transaction involving the Parent of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment or service of such officer or employee, (iv) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, or (v) an obligation to make any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof). Any amount that could be received (whether in cash, property or vesting of property) as a result of the transaction contemplated by this Agreement (or their termination of service incidental to such transaction) by any officer, director, employee or independent contractor of the Parent who is a "disqualified individual" (as defined in Treasury Regulation Section 1.280G-1), under any employment arrangement or Parent Benefit Plan (as defined below) would not be characterized as an "excess parachute payment" as defined in
Section 280G of the Code.

     (c) Benefit Plans. Parent has furnished or made available to Company and Shareholders a true and complete list of all bonus, profit-sharing, stock purchase, stock option, equity based, pension, retirement, health, welfare, severance pay, change in control, employment or any other current or deferred remuneration or compensation plan, arrangement or practice of any kind and other fringe benefits, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (collectively, "Parent Benefit Plans") maintained or contributed to by the Parent or any person or entity that, together with the Parent, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former directors, officers, employees or consultants of the Parent. The Parent has no other Benefit Plan currently in existence which is subject to the requirements of ERISA. With respect to each Parent Benefit
Plan:

          (i) The Parent has provided or made available to Company and Shareholders, true and complete copies of (A) each Parent Benefit Plan (or, in the case of any unwritten Parent Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each Parent Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Parent Benefit Plan for which such summary plan description is required and (D) each trust agreement and group annuity contract relating to any Parent Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms. The Parent and all the Parent Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and all other applicable law. The Parent has timely filed all required documents and reports, including IRS Form 5500, for each such Parent Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Parent Benefit Plan. No individuals have been improperly excluded from participating in any Parent Benefit Plan;

          (ii) Neither the Parent nor any Commonly Controlled Entity has ever maintained, contributed to or been obligated to contribute to any Parent Benefit Plan that is subject to Title IV of ERISA or
               Section 412 of the Code;

          (iii)With respect to any Parent Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Parent on or at any time after the Effective Time;

          (iv) Each Parent Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and there are not any circumstances which could result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Parent, threatened litigation relating to any of the Parent Benefit Plans. The Parent has not engaged in a transaction with respect to any Parent Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Parent to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

          (v) All contributions made or required to be made under the terms of any Parent Benefit Plan have been timely made or have been reflected on the Parent Financial Statements;

          (vi) The Parent has no obligations for retiree health and life benefits under any Parent Benefit Plan nor has the Parent ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits.

     (d) Collective Bargaining Agreements. None of the Parent's or any Parent Subsidiary's employees is covered by a collective bargaining agreement and there is no union or other organization seeking or claiming to represent any such employees. There is no labor dispute, strike, work stoppage or lockout or, to the knowledge of the Parent, threat thereof, by or with respect to any employee of the Parent or any Parent Subsidiary.

SECTION 4.20 Insurance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) all insurance policies are adequate to insure the risks covered thereby, and (b) the Parent is not, nor will it be on the Closing Date, in default in any respect under any such policy and the Parent shall continue such policies in force and effect through the Closing Date.

SECTION 4.21 Litigation. To the knowledge of Parent, there is no legal action, suit, arbitration, or legal or administrative proceeding or investigation pending or threatened, against the Parent or any Parent Subsidiary that (a) affects the Parent, or any Parent Subsidiaries, or their respective businesses, properties or assets, (b) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Parent or Acquisition Subsidiary pursuant hereto or the right of the Parent or Acquisition Subsidiary to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby,
(c) and which if adversely determined, would be likely to have a Material Adverse Effect on the ability of the Parent or Acquisition Subsidiary to perform their respective obligations under this Agreement or any such other documents or instruments. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any other such action, suit, arbitration or other proceeding or investigation, (b) the Parent Financial Statements include an adequate reserve, determined in accordance with GAAP, for all liability or potential liability resulting or arising from any such action, suit, arbitration or other proceeding or investigation involving Parent or Parent Subsidiary, and (c) the Parent or any Parent Subsidiary is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which could be reasonably likely to prevent or materially delay the Parent's or Acquisition Subsidiary's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

SECTION 4.22 Compliance with Laws. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent and each Parent Subsidiary has complied with, is in compliance with and has not received notice of any violation of, any and all applicable laws, rules, regulations and ordinances regulating or relating to its business, including but not limited to those relating to the Securities Act, the Exchange Act, the employment of labor (including workers who are not U.S. citizens), the establishment and maintenance of working conditions for labor, employee safety, environmental and conservation matters, the manufacture, sale and distribution of their products, the North American Free Trade Agreement, as amended, and the establishment and maintenance of the Parent's and each Parent's Subsidiary's relationships with suppliers and customers.

SECTION 4.23 NHTSA; Other Safety Standards. The Parent and each Parent Subsidiary has furnished or has made available to Company and Shareholders a description of any notices or other correspondence from the National Highway Traffic Safety Administration ("NHTSA") which it has received regarding its business. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) the Parent and each Parent Subsidiary has complied with all NHTSA requirements, including but not limited to Federal Motor Vehicle Safety Standards, (b) it is in compliance with all other safety standards, including, but not limited to, all standards of the Recreation Vehicle Industry Association and the Canadian Standards Association, those imposed on the Parent and Parent Subsidiaries by statute, rule or regulation of any Governmental Entity or industry association, and (c) the Parent and Parent Subsidiaries have not received notice of any such infractions or been required to undertake any remedial measures in response thereto.

SECTION 4.24 Product Liability; Product Recalls.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, all of the products that the Parent or a Parent
Subsidiary has manufactured and sold (i) have been merchantable, free from defects in material and workmanship and suitable for the purpose for which they were sold, (ii) have not been subject to any product recall (including any safety or NHTSA-related recall) or service bulletin and there is no fact or facts existing which may reasonably be expected to result in any such recall or service bulletin, (iii) there is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity, pending or, to the knowledge of the Parent, threatened, involving any product liability, product recall or otherwise involving Parent or any Parent Subsidiary, and (iv) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation.

     (b) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (i) the Parent has insurance against loss or damage arising out of product liability for products manufactured and/or sold by Parent or any Parent Subsidiary, (ii) such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur prior to the Closing,
(iii) there have been no incidents of damage claims paid by the Parent or any Parent Subsidiary or by its insurance carrier in the two (2) year period preceding the date of this Agreement and (iv) the Parent Financial Statements include an adequate reserve (or shall otherwise reflect an appropriate accrual), determined in accordance with GAAP, for all liability or potential liability resulting or arising from any product recall that has been initiated or breach of warranty claims that have been asserted or that are reasonably likely to be initiated or asserted against the Parent, in each case, as of the date of such Parent Financial Statements.

SECTION 4.25 Warranties. There are no oral or written warranties on the products manufactured or sold by the Parent or any Parent Subsidiary, whether express or implied, other than as described in such materials delivered to or made available to Company and Shareholders and any implied warranties that may be imposed by operation of law.

SECTION 4.26 Dealer Network; Rebates and Refunds.

     (a) The Parent has provided Company and Shareholders with a true and complete list of the Parent's and each Parent Subsidiary's dealers. True and complete copies of all dealer agreements have been delivered or made available to Company and Shareholders. To the knowledge of the Parent, there has been no adverse change in the Parent's relationship with its dealers.

     (b) The Parent has disclosed to Company and Shareholders (i) all significant refunds, rebates, discounts and return policies or practices that the Parent or any Parent Subsidiary has engaged in with respect to persons supplying goods and services to the Parent or any Parent Subsidiary and (ii) all annual programs relating to refunds, rebates, discounts and return policies or practices that the Parent or any Parent Subsidiary has engaged in with others in connection with its Business.

SECTION 4.27 Environmental Matters.

     (a) Permits and Authorizations. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent and each Parent Subsidiary possesses, and at all times has possessed, all Environmental Permits necessary to conduct its business and related operations.

     (b) Compliance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (i) the Parent and each Parent Subsidiary is, and at all time has been, in compliance with all applicable Environmental Laws and all Environmental Permits, (ii) the Parent and each Parent Subsidiary has not received any other (A) oral or written communication from any Governmental Entity or other person that alleges that the Parent or a Parent Subsidiary has violated or is liable under any Environmental Law or Environmental Permit or (B) written request for information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials (as defined below),
(iii) the Parent is unaware of any other past events, conditions, circumstances, activities, practices, incidents, actions or plans of the Parent or a Parent Subsidiary which may cause noncompliance with applicable Environmental Laws and all Environmental Permits or which may give rise to any liability for any claim, action, suit, proceeding, hearing or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transportation or the emission, discharge, release or threatened release into the environment by the Parent or a Parent Subsidiary of any Hazardous Materials, (iv) the Parent and each Parent Subsidiary has reported, to the extent required by applicable Environmental Laws, all past and present sites owned or operated by the Parent or a Parent Subsidiary where Hazardous Materials have been treated, stored, disposed of or otherwise handled, and (v) neither the Parent nor any Parent Subsidiary has generated, treated, stored, processed, distributed, used, transported, disposed of or otherwise handled Hazardous Materials, except in compliance with all applicable Environmental Laws.

     (c) Environmental Claims. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (i) there are no other Environmental Claims (as defined below) (A) pending or threatened against the Parent or a Parent Subsidiary or (B) pending or threatened against any person whose liability for any Environmental Claim the Parent or a Parent Subsidiary has retained or assumed, either contractually or by operation of law, (ii) neither the Parent nor a Parent Subsidiary has contractually retained or assumed any liabilities or obligations that would be expected to provide the basis for any Environmental Claim, (iii) there are not any, nor have there been any, Environmental Claims pending or threatened against the Parent or a Parent Subsidiary by any landlord or third party pursuant to any of the Parent Real Property Leases, nor is there currently or has there been previously, any basis therefor, and (iv) there is no other on-site or off-site location to which the Parent or a Parent Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which is the subject of any enforcement action or any other investigation by any Governmental Entity which could lead to any claim against the Parent or a Parent Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under any applicable Environmental Law and there is no on-site or off-site location to which the Parent or a Parent Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which could become the subject of any enforcement action by any Governmental Entity or any Environmental Claim which could lead to any liability of the Parent or a Parent Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury.

     (d) Releases. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, there has been no Release (as defined below) of any Hazardous Materials at, from, in, to, under or on any property currently or previously owned or operated by the Parent or any Parent Subsidiary, other than in compliance with applicable Environmental Laws or the terms of any applicable permit (and no such property is contaminated by any such substance) that could reasonably be expected to form the basis of any Environmental Claim.

     (e) Recognized Environmental Conditions. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, none of the following exists at any property or facility now or at any time owned, leased or operated by the Parent or any Parent Subsidiary: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls ("PCBs") or (iv) landfills, surface impoundments or disposal areas or any Release of any Hazardous Materials.

SECTION 4.28 Disclosure. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, neither this Agreement, nor any Schedule hereto, nor any certificate, or document required to be delivered to Company and Shareholders by Parent or Acquisition Subsidiary, as of the date thereof, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading.

SECTION 4.29 Limitation Article IV.  Notwithstanding  anything contained in this
Article IV to the contrary, Parent is not making, nor shall it be deemed as having made, or construed as having made to Company or Company Subsidiaries or to Shareholders any representation or warranty, with respect or related to or concerning the separate businesses, assets, properties, liabilities, obligations, or prospects of Tecstar USA, Tecstar Canada, or Tarxien.

                                   ARTICLE V
               COMPANY CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

SECTION 5.01 Conduct of Business. Between the date hereof and the Closing Date, the Company shall and the Shareholders shall cause the Company and each Company Subsidiary to, conduct the business and operations, including the Business, in accordance with past practice and in the ordinary course of business, maintain current business organization and goodwill, use commercially reasonable efforts to continue to retain the services of present officers, employees and consultants and preserve relationships with vendors, suppliers, dealers, distributors, customers and others having business dealings with the Company and each Company Subsidiary. Neither the Company nor any of the Shareholders nor any Company Subsidiary shall knowingly enter into any transaction or perform any act which would constitute a breach of their respective representations, warranties, covenants and agreements contained herein.

SECTION 5.02 Certain Changes or Events. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, between the date hereof and the Closing Date, except as specifically provided herein or with the prior written consent of Parent, neither the Company nor the Shareholders shall and none of the Shareholders shall cause the Company to, (a) take any action to further amend the Company's Articles of Incorporation or amend the Company's By-Laws, (b) issue, sell or otherwise dispose of any of the Company's authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Company or issue any option to acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company, (c) declare or pay any dividend or make any other distribution in cash or property on the Company's capital stock unless approved by Parent in writing, (d) merge or consolidate the Company with or into any corporation, partnership, limited liability company or other business organization, (e) other than changes consistent with past practice, make or allow the Company to become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of its officers, directors, employees or shareholders or otherwise establish, sponsor or amend any Company Benefit Plan, except for salary or wage increases and bonuses consistent with past practice on an historical basis, or except as required by law or pursuant to any agreement or Company Benefit Plan, (f) sell or otherwise dispose of or encumber any of the Company's properties or assets other than in sales or dispositions in the ordinary course of business consistent with past practice or in connection with normal repairs, renewals and replacements, (g) modify, amend or cancel any of the Company's existing leases or enter into any commitments, contracts, agreements, leases, warranties, guarantees or understandings other than in the ordinary course of business consistent with past practice, (h) fail to operate the Business in the customary manner and in the ordinary and regular course of business consistent with past practice and to maintain in good condition the Company's business premises, plant, fixtures, furniture and equipment, reasonable wear and tear excepted, (i) cancel or compromise any debt or claim related to the Company's or a Company Subsidiary's assets, other than in the ordinary course of business consistent with past practice, (j) waive or release any rights of value relating to the Company's assets, other than in the ordinary course of business consistent with past practice, (k) transfer or grant any rights in, under or with respect to Intellectual Property Rights other than in the ordinary course of business consistent with past practice, (1) enter into any employment contract with any officer or employee or make any loan to or enter into any transaction of any other nature with any of the Company's or a Company Subsidiary's officers or employees, (m) enter into any transaction, contract or commitment with respect to its assets, other than in the ordinary course of business consistent with past practice, (n) suffer any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects its ability to conduct its business or affects the value of its assets as carried on its books,
(o) suffer any material adverse change in its financial condition or results of operations or in its assets, (p) take any other action which might materially and adversely affect the interests of Parent and Acquisition Subsidiary hereunder or diminish the value of the Company as a going concern, (q) alter the manner of keeping the Company's books, accounts or records or the accounting practices therein reflected, including any change in the costing standards reflected in the Unaudited Statements, (r) enter into any contract, agreement, lease or other arrangement or transaction with the Company or any of the Shareholders or any affiliate thereof, (s) modify any bonus incentive program for dealers that sell any of the Products or the warranty program related to any of the Products, (t) modify any refund, rebate, discount or return policies or practices in a manner that is not consistent with the Company's ordinary course of business or (u) enter into any contract, agreement or commitment with respect to or propose or authorize, any of the actions described in the foregoing clauses (a) through (t).

SECTION 5.03 Access to Information. Between the date hereof and the earlier of the Closing Date or the date of termination of this Agreement, the Company shall afford Parent and its representatives access, during normal business hours, to all of the Company's and Company Subsidiaries' business operations, properties, books, files and records, to cooperate in the examination thereof and to furnish Parent with all information with respect to the business and affairs of the Company and Company Subsidiaries as Parent may reasonably request. Parent and its representatives shall have the right to discuss the affairs of the Company and Company Subsidiaries with the directors, officers, employees, consultants, advisors and agents of the Company. No such examination, however, shall constitute a waiver or relinquishment by either Parent or Acquisition Subsidiary of its right to rely upon the Company's and the Shareholders' representations and warranties in Article III and III.A.

SECTION 5.04 Non-Solicitation. Between the date hereof and the earlier of the Closing Date or the date of termination of this Agreement, neither the Company nor any of the Shareholders will and neither will permit any of its officers, directors, affiliates, agents or representatives (as the case may be) to, directly or indirectly, (i) solicit, initiate, encourage, conduct or engage in any discussions or enter into any agreement or understanding, with any other person or entity relating to a merger, business combination, recapitalization or similar corporate event involving the Company or relating to the sale of any of the capital stock of the Company or any material portion of the assets of the Company or (ii) disclose any nonpublic information relating to the Company or afford access to the properties, books or records of the Company, to any other person or entity that may be considering any such transaction.

SECTION 5.05 Additional Agreements. Between the date hereof and the Closing Date, subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly or cause to be taken, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities and third parties and effecting all necessary registrations and filings. Each Shareholder shall vote such Shareholder's securities of the Company at any general or special meeting of the shareholders of the Company or pursuant to a written consent in lieu thereof, to the extent required by applicable law or contract or arrangement, to approve the Merger and the consummation of the transactions contemplated hereby. No Shareholder shall take any action with the intent or effect of seeking to exercise or perfect statutory dissenter's rights or similar rights of appraisal under the MBCA or any other law, which rights are hereby irrevocably waived. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement. Nothing contained in this Agreement shall be construed to require Company to (i) divest or commit to divest any assets or business of Company, any subsidiary of Company or (ii) make or commit to make any change to the manner in which the business of Company or any Company Subsidiary or the Company or to the relationship between Parent, any subsidiary of Parent or the Company and any vendor, supplier, lender, dealer, distributor or customer.

SECTION 5.06 Communications with Agencies. Between the date hereof and the Closing Date, the Company will promptly transmit to Parent copies of any communications with any Governmental Entity, or any other federal or state regulatory agencies received after the date hereof which relate to the Business, or the Merger.

SECTION 5.07 Public Disclosure. Between the date hereof and the Closing Date, neither Company nor Shareholders shall make or cause to be made any press release or similar public announcement or communication in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of Parent.

SECTION 5.08 Tax Matters.

     (a) Between the date hereof and the Closing Date, the Company and the Shareholders shall not cause the Company to elect to be taxed as a S Corporation within the meaning of Sections 1361 and 1362 of the Code (and corresponding elections under state law).

     (b) Between the date hereof and the Closing Date, without the prior written consent of Parent, the Company shall not file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Company, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Company for any period ending after the Closing Date or decreasing any tax attribute of the Company existing on the Closing Date.

SECTION 5.09 Parent Ownership. The Company and each Shareholder shall not (and shall cause each Company Subsidiary not to) acquire direct or beneficial ownership of any shares of Parent Capital Stock prior to the Effective Time in any manner except pursuant to the Merger.

                                  ARTICLE V.A.
                PARENT CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

SECTION 5.01.A Conduct of Business. Between the date hereof and the Closing Date, the Parent and each Parent Subsidiary shall conduct its business and operations in accordance with past practice and in the ordinary course of business, maintain its current business organization and goodwill, use its commercially reasonable efforts to continue to retain the services of its present officers, employees and consultants and preserve its relationship with vendors, suppliers, dealers, distributors, customers and others having business dealings with it and shall not knowingly enter into any transaction or perform any act which would constitute a breach of its representations, warranties, covenants and agreements contained herein.

SECTION 5.02A. Certain Changes or Events. Except to the extent reasonably necessary to obtain requisite consents of any Governmental Entity or the Parent Shareholders to the transactions and the Merger contemplated by this Agreement, and if necessary to conform its governance documents (such as its Bylaws) to the requirements of this Agreement or any Governmental Entity or NASDAQ, between the date hereof and the Closing Date, and further, except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, Parent shall not, without the consent of the Company (a) take any action to further amend the Parent's Articles of Incorporation or amend the Parent's By-Laws, (b) except pursuant to an option holder's exercise of an existing outstanding Parent stock option or awards, issue, sell or otherwise dispose of any of the Parent's authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Parent or issue any Capital Stock or any option to acquire capital stock of the Parent or any securities convertible into or exchangeable for capital stock of the Parent or take any other action or enter into any other transaction that could have a dilutive effect to the Shareholders, (c) declare or pay any stock dividend or stock split with respect to the Parent's capital stock, (d) merge or consolidate the Parent with or into any corporation, partnership, limited liability company or other business organization, (e) other than changes consistent with past practice, make or allow the Parent to become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of its officers, directors, employees or shareholders or otherwise establish, sponsor or amend any Parent Benefit Plan except for salary or wage increases or bonuses consistent with past practice on an historical basis, or as required by law or pursuant to any agreement or Parent Benefit Plan, (f) sell or otherwise dispose of or encumber any of the Parent's properties or assets other than in sales or dispositions in the ordinary course of business consistent with past practice or in connection with normal repairs, renewals and replacements, (g) modify, amend or cancel any of the Parent's or any Parent Subsidiary's existing leases or enter into any commitments, contracts, agreements, leases, warranties, guarantees or understandings other than in the ordinary course of business consistent with past practice, (h) fail to operate its business in the customary manner and in the ordinary and regular course of business consistent with past practice and to maintain in good condition its business premises, plant, fixtures, furniture and equipment, reasonable wear and tear excepted, (i) cancel or compromise any debt or claim related to the Parent's or any Parent Subsidiary's assets, other than in the ordinary course of business consistent with past practice, (j) waive or release any rights of value relating to the Parent's assets, other than in the ordinary course of business consistent with past practice, (k) transfer or grant any rights in, under or with respect to Intellectual Property Rights other than in the ordinary course of business consistent with past practice, (1) enter into any employment contract with any officer or employee or make any loan to or enter into any transaction of any other nature with any of the Parent's or a Parent Subsidiary's officers or employees, (m) enter into any transaction, contract or commitment with respect to its assets, other than in the ordinary course of business consistent with past practice, (n) suffer any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects its ability to conduct its business or affects the value of its assets as carried on its books, (o) suffer any material adverse change in its financial condition or results of operations or in its assets, (p) take any other action which might adversely affect the interests of Company or Shareholders hereunder or diminish the value of the Parent as a going concern,
(q) alter the manner of keeping the Parent's books, accounts or records or the accounting practices therein reflected, (r) modify any refund, rebate, discount or return policies or practices in a manner that is not consistent with the Parent's or the Parent Subsidiary's ordinary course of business or (s) enter into any contract, agreement or commitment with respect to or propose or authorize, any of the actions described in the foregoing clauses (a) through
(r). The foregoing shall not prohibit any of the following: (a) action taken to amend the Articles of Incorporation of Parent to authorize an additional 10 million shares of Common Stock of Parent; provided that such amendment does not change the rights and privileges of the Parent Common Stock; (b) such action as may be authorized by the Compensation Committee of the Parent Board of Directors to provide contractual registration rights providing for public resale of shares held by Parent's executive officers or directors, their spouses or trusts for their family members or beneficiaries; (c) action of Parent's Board of Directors to amend the By-Laws of Parent to provide for the governance arrangements described in Section 5.03B or to provide for the annual meeting of shareholders to be held earlier than January 15; (d) amend Parent's 1997 Stock Incentive Plan to increase the total number of shares of Parent's Capital Stock available for issuance to one million (1,000,000) shares, and increase the number of shares that may be issued to any awardee to five hundred thousand (500,000) shares; and
(e) Parent may grant a director and/or employee stock options that in the aggregate shall not entitle the recipients thereof to acquire more than twenty thousand (20,000) shares of Parent Common Stock.

SECTION 5.03.A Access to Information. Between the date hereof and the Closing Date, the Parent shall afford Company, Shareholders, and their representatives access, during normal business hours, to all of the Parent's and Parent Subsidiaries' business operations, properties, books, files and records, to cooperate in the examination thereof and to furnish Company and Shareholders with all information with respect to the business and affairs of the Parent and Parent Subsidiaries as Company and Shareholders may reasonably request. Company and Key Shareholders shall have the right to discuss the affairs of Parent and Parent Subsidiaries with directors and officers of Parent. No such examination, however, shall constitute a waiver or relinquishment by either Company or Shareholders to rely upon the Parent's representations, warranties, covenants and agreements as made herein or pursuant hereto.

SECTION 5.04.A Non-Solicitation. Between the date hereof and the earlier of the Closing Date or the termination date of this Agreement, neither Parent nor any of its officers, directors, affiliates, agents or representatives (as the case may be) to, directly or indirectly, (i) solicit, initiate, encourage, conduct or engage in any discussions or enter into any agreement or understanding, with any other person or entity relating to a merger, business combination, recapitalization or similar corporate event involving the Parent, including the sale of any of the capital stock of the Parent or any material portion of the assets of the Parent incident thereto, or (ii) afford access to the properties, books or records of the Parent, to any other person or entity that may be considering any such transaction.

SECTION 5.05.A Additional Agreements. Between the date hereof and the Closing Date, subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly or cause to be taken, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities and third parties and effecting all necessary registrations and filings. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement. Nothing contained in this Agreement shall be construed to require Parent to (i) divest or commit to divest any assets or business of Company, any Subsidiary of Parent or the Company or
(ii) make or commit to make any change to the manner in which the business of Parent or any Subsidiary of Parent or the Company or to the relationship between Company or Parent, any Subsidiary of Parent or the Company, and any vendor, supplier, lender, dealer, distributor or customer.

SECTION 5.06.A Communications with Agencies. Between the date hereof and the Closing Date, the Parent will promptly transmit to Company copies of any communications with any Governmental Entity, or any other federal or state regulatory agencies received after the date hereof which relate to its business, or the Merger.

SECTION 5.07.A Public Disclosure. Between the date hereof and the Closing Date, Parent shall not make or cause to be made any press release or public announcement or communication in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of the other parties, except if Parent, based on the advice of its counsel, reasonably believes that such disclosure is required to comply with requirements of applicable law or the rules of any national securities exchange or the NASDAQ Stock Market or the requirements applicable to Parent to obtain requisite approvals of its Shareholders to the transactions contemplated by this Agreement.

SECTION 5.08.A Tax Matters. Between the date hereof and the Closing Date, without the prior written consent of Company and Shareholders, the Parent shall not file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Parent, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Parent or any of its Subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Parent for any period ending after the Closing Date or decreasing any tax attribute of the Parent existing on the Closing Date.

SECTION 5.09A Release of Guarantors. Between the date hereof and the Closing, the parties shall use their best efforts to release or obtain the release of Mssrs. Beitzel, Goad and Anderson on written guaranty obligations incurred in connection with Company debts. A list of such obligations has been furnished to Parent and Acquisition Subsidiary. If any such releases is not obtained by Closing, then Parent hereby agrees to indemnify and hold harmless each Shareholder on each such guaranty, from and against any and all loss, cost, expense, and obligation (including reasonable attorney's fees) in connection therewith.

SECTION 5.10A Regulatory Matters and Approvals. As soon as practicable following the parties execution of this Agreement, Parent shall prepare and file with the SEC any and all statements, disclosures and documents required to be filed by Parent under the Securities Act and Exchange Act that are necessary to comply with such Acts with respect to the Merger and Merger Exchange, and to obtain all necessary Parent Shareholder consent and approval. Also, as soon as practicable following the parties execution of this Agreement, Parent and Company shall prepare and/or file all statements, disclosures and documents required by the FTC under HSR.

SECTION 5.11A Company and Shareholder Approval. With respect to any and all filings or disclosures to be made by Parent to any Governmental Entity (including, without limitation, the SEC and FTC) or to the public generally in which the Company is named or the Merger is discussed, the Company and Key Shareholders and their representatives shall have the right to review such filings and/or disclosures prior to their issuance to the extent the filings and/or disclosures relate to Company or Shareholders.

                                   ARTICLE V.B
           CERTAIN AGREEMENTS AMONG THE PARTIES FOLLOWING THE CLOSING

SECTION 5.01.B Books and Records. Following the Closing Date, Parent shall maintain such books and records of the Company as have been delivered to it by the Company and the Shareholders until the time for the taking of any federal tax audit of the Company (for all fiscal years ending on the Closing Date, including fiscal year 2003, and the fiscal year in which Closing occurs) shall have expired and shall provide the Shareholders and their representatives reasonable access thereto in order to enable the Shareholders to (a) prepare their tax returns and (b) perform any other acts reasonably related to their former interest in the Company.

SECTION 5.02.B Tax Cooperation. The Shareholder Representative and the Parent shall each (and the Parent after Closing shall cause the Company to): (a) cooperate in the preparation of any tax returns of the Company for fiscal year ending September 30, 2003 and the fiscal year ending on the Closing Date, (b) cooperate fully in preparing for any audits of, or disputes with the Internal Revenue Service or the appropriate foreign, state or local taxing authorities (each, a "Taxing Authority") regarding, any Tax liability of the Company, (c) make available to any Taxing Authority, as reasonably requested, all information, records, and documents relating to any Tax, (d) provide timely notice to the other in writing of any written notice received concerning any pending or threatened audits or assessments relating to any Tax liability of the Company and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any audit or information request with respect to any Tax liability of the Company. In addition, Parent and the Shareholder Representative agree to retain or cause to be retained all books and records pertinent to the Company until all applicable periods for assessment under applicable law (giving effect to any and all extensions or waivers) have expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Parent agrees to cause the Company to give the Shareholder Representative reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters, and if the Shareholder Representative so requests, Parent agrees to cause the Company to allow the Shareholder Representative to inspect and copy all or any portion of such books and records at the Shareholder Representative's expense.

SECTION 5.03B Governance. The parties intend that the following governance arrangements will be implemented following the Closing of the Merger:

     (a) Each of Mssrs. Beitzel, Goad and Anderson shall be nominated by Parent's Continuing Directors (as defined in Parent's Articles of Incorporation) and Board of Directors to serve as a Director of Parent; upon election, each shall serve until the next annual meeting of Parent Shareholders, at which time each of them shall be submitted by the Parent's Nominating Committee and Board of Directors to Parent Shareholders, for election to Parent's Board of Directors, at such Parent Shareholder's annual meeting in 2005.

     (b) Mr. Rose will serve as Chairman of the Board of Parent. The Board of Directors will also be increased and persons nominated by the Board of Directors to serve, in such number as is necessary to satisfy any applicable
"independence" requirements, with such persons likewise to serve until the annual meeting of Parent Shareholders, and likewise to be submitted to Parent Shareholders for election at such annual Shareholder's meeting.

     (c) The Board of Directors as then newly constituted after the Merger (and related officer positions of such directors) would consist of: Mr. Beitzel, Co-Chief Executive Officer of Parent and President of Tecstar USA and Tecstar Canada; Mr. Schoeffler, Co-Chief Executive Officer and President of Parent and Chief Financial Officer of Tecstar USA and Tecstar Canada; Mr. Rose, Assistant Secretary, and Mr. Goad, Executive Vice President (Operations), and Mr. Anderson, Executive Vice President (Engineering), incumbent directors Matteson, Stewart, Collins, and Stults and, in addition, at least two additional independent nominees to be identified by the Parent's Board of Directors.

     (d) The Board composition of Tecstar USA and Tecstar Canada will consist of Messrs. Beitzel, Rose, and Schoeffler, and the officers designated for each such entity will include the foregoing persons in the positions indicated. The Board composition of Tarxien will consist of Messrs. Goad and Schoeffler, and the officers designated for each such entity will include the foregoing persons in the positions indicated. Further, the parties agree that Tecstar USA and Surviving Company will continue to have the same Board of Managers (Tecstar) or Directors (Company), officers (Tecstar and Company) and be managed and operated in a manner consistent with the Tecstar USA Operating Agreement or Company's Articles of Incorporation and Code of By-laws or Company's By-laws in effect immediately prior to the Closing and will be managed and operated consistent with Tecstar's and Company's past practice.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

SECTION 6.01 Conditions to Obligations of Parent and Acquisition Subsidiary. The Obligations of Parent and Acquisition Subsidiary to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that Parent and Acquisition Subsidiary may waive in writing any one or more of such conditions:

     (a) Performance of Obligations. The Company and the Shareholders shall have complied with and performed all the terms, covenants and conditions of this Agreement required to be complied with and performed by them on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

     (b) Representations and Warranties. All of the representations and warranties made by the Company, Company Subsidiaries, and the Shareholders contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, as if made on the Closing Date.

     (c) Consents. All necessary governmental approvals and consents of third parties to the transactions contemplated by this Agreement shall have been obtained.

     (d) Shareholder Approval. The Parent Shareholders shall have duly approved the Merger Exchange and the issuance of Parent Common Stock the Merger, at a meeting duly called and held for such purpose, in compliance with all legal and NASDAQ requirements.

     (e) Legal Opinion. The Company shall have furnished Parent with a favorable opinion, dated the Closing Date, of Kerr, Russell and Weber, PLC, counsel for the Company, addressed to Parent, in the form of Schedule 6.01(c).

     (f) Closing  Certificates.  The  Company  shall have  furnished  Parent and
Acquisition Subsidiary with a certificate, dated as of the Closing Date and executed by the President of the Company, certifying that each of the conditions set forth in Sections 6.01(a), (b) (other than with respect to the representations and warranties made by the Shareholders), (i) and (j) has been satisfied, in substantially the form and substance of Schedule 6.01(f).

     (g) Resolutions. The Company and the Shareholders shall have delivered to Parent and Acquisition Subsidiary the resolutions of the Company's Board of Directors and Shareholders authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by the Company pursuant hereto and the transactions contemplated hereby and thereby, certified by the Secretary of the Company and dated the Closing Date, in form and substance acceptable to Parent and Company.

     (h) Legal Matters. All legal matters in connection with this Agreement and the Closing hereunder shall be approved by Barnes & Thornburg, counsel for Parent, and there shall have been furnished to such counsel by the Company and the Shareholders such corporate and other records and information as it may reasonably have requested for such purpose.

     (i) Prepayment of Indebtedness; Liens. Parent shall be satisfied or shall have received assurances reasonably satisfactory to it that all of the Company's indebtedness is prepayable without any penalty to the Company.

     (j) No Material Adverse Change. The absence of any material adverse change in the business, assets, liabilities, operations, prospects, properties or condition, financial or otherwise, of the Company.

     (k) Legal Restraints, Proceedings. The absence of (i) any injunction order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the transactions contemplated by this Agreement and (ii) any pending or threatened claims or legal proceedings as of the Closing Date which would, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

     (l) Director and Officer Resignations. Parent and Acquisition Subsidiary shall have received resignations, effective as of the Closing Date in form and substance satisfactory to Parent and Acquisition Subsidiary, of all the officers and directors of the Company.

     (m) Appraisal Rights. The holders of the outstanding shares of Company Common Stock shall not have or have demanded or taken any action to perfect rights to obtain appraisal of their shares.

     (n) Articles of Merger. The Articles of Merger, in appropriate form shall have been duly filed with the Secretary of State of each of Indiana and Michigan.

     (o) Fairness Opinion. Parent has received a favorable opinion of Starshak Welnhofer & Co. as to the fairness of the Merger to Parent and the Parent Shareholders.

     (p) Employment Agreements. Parent and each Key Shareholder shall have entered into an employment agreement (the "Employment Agreement") in form and substance reasonably acceptable to Parent and the Key Shareholder, provided, however, that each respective Employment Agreement shall have the following terms and conditions for the respective Key Shareholder: (i) Jeffrey P. Beitzel:
(A) Job Responsibilities: Co-Chief Executive Officer of Parent and President of each Subsidiary; (B) Term: two (2) years, renewable; (C) Base Compensation:
Seven Hundred Thousand ($700,000) Dollars; (D) Participation in Executive Bonus Pool and Benefit Plans; (E) Severance: two (2) years; (F) Noncompetition
Covenant:  two (2) years;  (ii) Richard C. Anderson:  (A) Job  Responsibilities:
Executive Vice President (Engineering) of Parent and each Subsidiary; (B) Term: two (2) years, renewable; (C) Base Compensation: Five Hundred Fifty Thousand ($550,000) Dollars; (D) Participation in Executive Bonus Pool and Benefit Plans;
(E) Severance: two (2) years; (F) Noncompetition Covenant: two (2) years; (iii) Douglass C. Goad: (A) Job Responsibilities: Executive Vice President (Operations) of Parent and each Subsidiary; (B) Term: two (2) years, renewable;
(C) Base Compensation: Five Hundred Fifty Thousand ($550,000) Dollars; (D) Participation in Executive Bonus Pool and Benefit Plans; (E) Severance: two (2) years; (F) Noncompetition Covenant: two (2) years.

SECTION 6.02 Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that the Company and the Shareholders may waive in writing any one or more of such conditions:

     (a) Performance of Obligations. Parent and Acquisition Subsidiary shall each have complied with and performed all the terms, covenants and conditions of this Agreement required to be complied with and performed by each on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

     (b) Representations and Warranties. All of the representations and warranties made by Parent and Parent Subsidiaries contained in this Agreement shall be true and correct in all material respects on the Closing Date, as if made on the Closing Date.

     (c) Consents. All necessary governmental approvals and consents of third parties to the transactions shall have been obtained.

     (d) Legal Opinion. Parent and Acquisition Subsidiary shall have furnished the Company and the Shareholders with a favorable opinion, dated the Closing Date, of Barnes & Thornburg, counsel for Parent and Acquisition Subsidiary, addressed to Company and the Shareholders, in the form of Schedule 6.02(d).

     (e) Closing Certificate. Parent and Acquisition Subsidiary shall have furnished the Company with a certificate, dated as of the Closing Date and executed by the President of Parent and Acquisition Subsidiary, respectively, certifying that each of the conditions set forth in Sections 6.02(a) and (b) has been satisfied, in substantially the form of Schedule 6.02(e).

     (f) Resolutions. Parent and Acquisition Subsidiary shall have delivered to the Company resolutions of their respective Board of Directors and approvals of the Parent Shareholders to the execution, delivery and performance by them of this Agreement and the documents and instruments to be executed and delivered by Parent and Acquisition Subsidiary pursuant hereto and the transactions contemplated hereby and thereby, each certified by the Secretary of Parent and Acquisition Subsidiary, respectively, and dated the Closing Date, in form and substance acceptable to Company, Shareholders and Parent.

     (g) Legal Matters. All legal matters in connection with this Agreement and the Closing hereunder shall be approved by Kerr, Russell and Weber, PLC, counsel for the Company and the Shareholders, and there shall have been furnished to such counsel by Parent and Acquisition Subsidiary such corporate and other records and information as they may reasonably have requested for such purposes.

     (h) Legal Restraints, Proceedings. The absence of (i) any injunction, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the transactions contemplated hereby and (ii) any pending or threatened claims or legal proceedings as of the Closing Date which would, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

     (i) Employment Agreements. Parent and each Key Shareholder shall have entered into each Employment Agreement.

                                   ARTICLE VII
                                     CLOSING

SECTION 7.01 Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 11:00 a.m., Goshen, Indiana time, on or before January 15, 2004, and on the business day after the satisfaction or waiver of the conditions set forth in
Article VI (other than those that by their terms cannot be satisfied until the time of Closing), at the offices of Barnes & Thornburg, 121 West Franklin Street, Suite 200, Elkhart, Indiana 46516, or at such other time, date or place agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

SECTION 7.02 Deliveries by the Company and the Shareholders. At the Closing, the Company and the Shareholders shall deliver to Parent and Acquisition Subsidiary:

     (a) The Articles of Merger duly executed by the Company;

     (b) The Employment Agreement, duly executed by Key Shareholders;

     (c) A release, substantially in the form and substance of Schedule 7.02(c), duly executed by each of the Key Shareholders (collectively, the "Shareholders' Releases"); and

     (d) All other documents required pursuant to this Agreement, all in form and substance satisfactory to counsel for Parent and Acquisition Subsidiary, as well as any further documentation or instruments as Parent, Acquisition Subsidiary or their counsel may reasonably require to effectuate the terms of this Agreement.

SECTION 7.03 Deliveries by Parent and Acquisition Subsidiary. At the Closing, Parent and Acquisition Subsidiary shall deliver to the Shareholders:

     (a) The Articles of Merger, duly executed by Acquisition Subsidiary;

     (b) The Employment Agreements, duly executed by Parent; and

     (c) All other documents required pursuant to this Agreement, all in form and substance satisfactory to counsel for the Company and the Shareholders, as well as any further documentation or instruments as the Company, the Shareholders or their counsel may reasonably request to effectuate the terms of this Agreement.

SECTION 7.04 Further Assurances. The Shareholders, the Shareholder Representative and Parent each agree, and Parent shall cause the Surviving Company to agree, that at any time or from time to time after the Closing Date that upon request of the other party or parties, the Shareholders, Shareholder Representative, Parent or the Surviving Company, as the case may be, will execute, acknowledge and deliver such other and further instruments and take such other action or actions as the requesting party may reasonably request in order to effectuate the terms of this Agreement and the documents and instruments contemplated hereby.

                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

SECTION 8.01 Survival Past Closing. The investigation or examination by Parent of the business, properties or affairs of the Company or Company Subsidiaries or the Shareholders, or by the Company or the Shareholders of the business, properties, or affairs of Parent or Parent Subsidiaries shall not affect the representations and warranties of the Company and the Shareholders herein contained at Article III and Article III.A. respectively, and Parent and Parent Subsidiary at Article IV. The respective representations and warranties of the parties herein contained shall survive the Closing for a period of three (3) years (referred to herein as "General Representations"), with the exception of
(i) representations and warranties of the Company and the Shareholders with respect to Section 3.06 ("Financial Statements"), Section 3.18 ("Taxes"), and
Section 3.23 ("Product Liability") which shall survive the Closing for the applicable statute of limitations, and the representations and warranties of the Company and the Key Shareholders in Section 3.27 ("Environmental Matters") which shall survive Closing indefinitely, and (ii) representations and warranties of each Shareholder as set forth in Article III.A hereof (referred to herein as "Personal Representations"), which shall survive the Closing indefinitely, and
(iii) the representations and warranties of Parent set forth in Section 4.06 ("Financial Statements"), Section 4.18 ("Taxes") and Section 4.24 ("Product Liability"), and covenants and agreements in Section 5.09A ("Release of Guarantees") shall survive the Closing for the applicable statute of limitations, and (iv) the representations and warranties of Parent set forth in
Section 4.27 ("Environmental Matters") shall survive the Closing indefinitely.

SECTION 8.02 Indemnification by the Shareholders. The Shareholders severally, and not jointly, shall indemnify, defend and hold Parent, Acquisition Subsidiary, the Surviving Company and their respective officers, directors, employees, agents, subsidiaries and affiliates harmless from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' and accounting fees (collectively, "Losses") incurred by Parent, Acquisition Subsidiary, the Surviving Company or any of their respective officers, directors, employees, agents, subsidiaries or affiliates, arising out of or resulting from (i) any breach of any representation or warranty made by the Company or the Shareholders contained in this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation to be performed by the Company or the Shareholders under this Agreement; provided, however, that (x) no Shareholder shall be required to indemnify for Losses in excess of the percentage of such Losses equal to the percentage of the total Parent Common Stock issued in the Merger that is received by such Shareholder in the Merger Exchange as reflected on Schedule 3.02(b), except for Losses arising out of or resulting from the breach of such Shareholder's Personal Representations, which shall not be so limited, and (y) no Shareholder shall be required to indemnify for any Losses arising out of or resulting from the breach of any other Shareholder's Personal Representations, and (z) Losses shall be reduced by any Tax Benefit (or net insurance proceeds after deducting any costs of collection) received by Parent or the Surviving Company in connection with the claims giving rise to indemnification hereunder. The obligations of the Shareholders pursuant to this
Article  VIII shall be several  among the  Shareholders  as  provided in Section
8.04. Notwithstanding the foregoing, if any claim for indemnification is asserted by Parent and/or the Surviving Company against the Shareholders, and the Parent and/or the Surviving Company is covered by an insurance policy for such Losses, Parent and/or the Surviving Company shall use their commercially reasonable efforts to seek indemnification under the applicable insurance policy or policies; provided, however, Parent and/or the Surviving Company shall not be obligated to commence any legal proceedings against any insurance provider for indemnification hereunder. Parent and/or the Surviving Company shall give the Shareholder Representative notice of their intention to seek indemnification for such Losses from applicable insurance policies. In the event that Parent and/or the Surviving Company are unable to collect sufficient insurance proceeds to be fully indemnified for their respective Losses, Parent and/or the Surviving Company shall be entitled to receive indemnification pursuant to this Article VIII and shall, as promptly as practicable, assign to the Shareholder Representative, without recourse, their respective claims for the uncollected Losses against the insurance provider or providers. Notwithstanding anything contained herein to the contrary, the indemnification rights under this Article VIII are the sole remedies that the Parent may seek or assert against the Shareholders, and as to Non-Key Shareholders ("Shareholders Other Than Key Shareholders") such indemnification rights shall be limited to a breach of a warranty or representation under Article III.A.

     For purposes of this Agreement, "Tax Benefit" shall mean (i) an actual reduction in taxes payable, (ii) an actual refund of taxes previously paid, or
(iii) the present value of any future refund, future credit, reduction in future taxes payable as a result of an increased net operating loss or other future reduction in an otherwise required tax payment, including in each such case any interest paid (or in the case of a future refund, payable) thereon. The present value of the amounts described in clause (iii) of the preceding sentence shall be computed (A) using the tax rate applicable to the highest level of income with respect to such tax under the applicable tax law on the date prescribed for payment of the indemnity payment (taking into account, if applicable, the character of the income which is reduced by the loss or similar item) and assuming sufficient income in all applicable tax periods to use such benefit, and (B) using as a discount rate the interest rate on such date imposed on corporate deficiencies paid within thirty (30) days of a notice of proposed deficiency under Section 6621(a) of the Code.

SECTION 8.03 Indemnification by Parent and Acquisition Subsidiary. Parent, each Parent Subsidiary, and Surviving Company shall jointly and severally indemnify, defend and hold the Shareholders and their respective affiliates harmless from and against any and all Losses incurred by any of the Shareholders or their affiliates arising out of or resulting from (i) any breach of any representation or warranty made by Parent or Acquisition Subsidiary contained in this Agreement or in a Parent Disclosure Schedule, and (ii) the nonperformance or breach of any covenant, agreement or obligation to be performed by Parent or Acquisition Subsidiary under this Agreement; provided, however, Losses shall be reduced by any Tax Benefit (or net insurance proceeds after deducting any costs of collection) received by Shareholders in connection with the claims giving rise to indemnification hereunder. Notwithstanding anything contained herein to the contrary, the indemnification rights under this Article VIII are the sole remedies that the Company and Shareholders may seek or assert against the Parent, Acquisition Subsidiary, Surviving Company or any Parent Subsidiary.

SECTION 8.04 Limitation on Indemnification. Neither the Shareholders pursuant to
Section 8.02 nor Parent, Acquisition Subsidiary or the Surviving Company pursuant to Section 8.03 shall be obligated to indemnify the other against any Losses until Parent, Acquisition Subsidiary and the Surviving Company, on one hand, or the Shareholders, on the other hand, have incurred aggregate Losses in excess of the standard of Material Adverse Effect as applicable in this Agreement and as defined in Section 12.17 and One Million ($1,000,000) Dollars (the "Basket"), except that the Basket shall not be applicable to claims for indemnification for breaches of the Shareholders representations under Section 3.02A, or the Parent's representations under Section 4.02 and Section 5.09A, in which case the other party shall be entitled to receive the full amount of its Losses. At such time as the aggregate Losses (including Losses arising out of or resulting from Section 3.02A, Section 4.02 and Section 5.09A) incurred by Parent, Acquisition Subsidiary or the Surviving Company, on one hand, or Losses incurred by the Shareholders, on the other hand, shall exceed the Basket, then such party shall be entitled to receive the amount of its Losses in excess of the Basket.

SECTION 8.05 Indemnification Procedures.

     (a) If Parent, Acquisition Subsidiary or the Surviving Company, on the one hand, or the Shareholders, on the other hand (the "Indemnitee"), asserts a claim for indemnity against the other party, (the "Indemnitor"), the Indemnitee shall provide the Indemnitor with written notice of such claim, stating the amount of the Losses, if known and method of computation thereof, all with reasonable particularity and including documentary proof, if available and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the claim, except to the extent the Indemnitor shall have been prejudiced by such failure. Notwithstanding anything in this Agreement to the contrary, if the parties are unable to resolve the claim within sixty
(60) days, the parties agree to submit to mediation pursuant to Indiana ADR Rule 2.7.

     (b) If an Indemnitee shall receive notice of any claim or proceeding initiated by a third party which is or may be subject to indemnification (each, a "Third Party Claim"), the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the Third Party Claim, except to the extent the Indemnitor shall have been prejudiced by such failure. In such event the Indemnitee shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its own expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all Losses that may result from such Third Party Claim and the Indemnitee is reasonably satisfied that the Indemnitor has sufficient funds available to pay any Losses resulting from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense of such claim by counsel of its own choice and at its own expense, provided that the Indemnitor and its counsel shall proceed with diligence and good faith with respect thereto. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any Third Party Claim and the fees and expenses of such counsel shall be at the expense of such Indemnitor if (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include such Indemnitee and any Indemnitor and such Indemnitee shall have been advised by its counsel that there is a conflict of interest between the Indemnitor and such Indemnitee with respect to such Third Party Claim or with respect to any legal defense which may be available; provided, however, that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

     (c) In the event the Indemnitor exercises its right to undertake the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitee. No Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnitor may settle such Third Party Claim without the consent of the Indemnitee so long as the settlement (x) includes an unconditional release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from the third party claimant, (y) does not impose any liabilities or obligations on the Indemnitee and (z) with respect to any non-monetary provision of any settlement of a claim in which Parent, Acquisition Subsidiary or the Surviving Company is the Indemnitee, does not impose conditions upon the Indemnitee which, in the Indemnitee's good faith judgment, could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitee alone or jointly with the Indemnitor, shall be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such claim without the consent of the Indemnitor so long as the settlement (x) includes an unconditional release of the Indemnitor, in form and substance reasonably satisfactory to the Indemnitor, from the claim by the Indemnitee and the third party claimant and (y) does not impose any liabilities or obligations on the Indemnitor.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT


SECTION 9.01 Events of Termination. This Agreement shall be terminated and the transactions contemplated hereby abandoned, at any time prior to the Closing
Date:

     (a) by the mutual consent of Parent and the Shareholder Representative;

     (b) by either Parent or Acquisition Subsidiary, if there is a breach of any Company or Shareholder representation, warranty, covenant or agreement contained in this Agreement which is likely to have a Material Adverse Effect;

     (c) by the Shareholder Representative, if there is a breach of any Parent representation, warranty, covenant or agreement contained in this Agreement which is likely to have a Material Adverse Effect;

     (d) by either Parent or Acquisition Subsidiary, on the one hand, or the Shareholder Representative, on the other hand, if the Closing has not occurred on or prior to the Closing Date (as same may be extended); provided, however, that if the Closing has not occurred as a result of the breach by any party of its representations, warranties, covenants or agreements contained in this Agreement, then the party responsible for such breach shall not have the right to terminate this Agreement pursuant to this clause (d); or

     (e) by either Parent or Acquisition Subsidiary, on the one hand, or the Shareholder Representative, on the other hand, if any of the following shall occur: (i) any suspension or limitation of trading in securities generally on any national securities exchange (such as NASDAQ) lasting for more than twenty-four (24) hours or (ii) any banking moratorium declared by U.S. Federal or New York authorities.

SECTION 9.02 Effect of Termination. In the event that either party shall elect to terminate this Agreement pursuant to any provision contained herein expressly giving such party the right to terminate this Agreement, this Agreement shall forthwith terminate and have no further effect and neither party shall have any further obligation or liability (except with respect to those provisions hereof which expressly survive any termination of this Agreement). Notwithstanding the foregoing, the termination of this Agreement pursuant to any provision hereof shall not relieve any party of any liability for a breach of any representation or warranty or the nonperformance of any covenant or obligation hereunder and any such termination shall not be deemed to be a waiver of any available remedy for any such breach or nonperformance.

                                   ARTICLE X
                                  FINDER'S FEES

     The Company and the Shareholders, on the one hand and Parent, on the other hand, represent and warrant to each other that they respectively have had no dealings with any finder, broker, financial advisor or investment banker in connection with the transactions contemplated by this Agreement, except that Parent has engaged Starshak Welnhofer & Co. to evaluate the fairness of the merger to the Parent and its shareholders. The Shareholders will indemnify and hold Parent harmless from and against any and all liabilities (including but not limited to reasonable attorneys' fees) to which it or the Company may be subjected by reason of any compensation or amounts due or to become due to any finder's, broker's, financial advisor's, investment banker's or similar fee or commission with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by the Shareholders or the Company. Parent and Acquisition Subsidiary shall jointly and severally indemnify and hold the Shareholders harmless from and against any and all liabilities (including but not limited to reasonable attorneys' fees) to which any of them may be subjected by reason of any finder's, broker's, financial advisor's, investment banker's or similar fee or commission with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by Parent or Acquisition Subsidiary. The provisions of this Article X shall survive any termination of this Agreement.

                                   ARTICLE XI
                                     NOTICES

Any notice required or permitted to be given by any party under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next business day after delivery to a nationally recognized overnight courier service, when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or facsimile number indicated below for such party or at such other address as such party may designate upon written notice to the other parties (except that notice of change of address shall be deemed given upon receipt).

(a)      In the case of Parent or Acquisition Subsidiary:

         Starcraft Corporation
         P.O. Box 1903
         1123 South Indiana Avenue
         Goshen, IN 46527-1903
         Attn:    Michael H. Schoeffler, President
         Facsimile:     574-534-1238
         Telephone:     574-534-7827

         With a copy to:

         Barnes & Thornburg
         121 West Franklin Street, Suite 200
         Elkhart, IN 46516
         Attn:    Rand W. Nilsson
         Facsimile:     574-296-2535
         Telephone:     574-293-0681

(b)      In the case of the Company:

         Wheel to Wheel, Inc.
         570 Executive Drive
         Troy, MI 48083
         Attn:  Jeffrey P. Beitzel, President
         Facsimile:     248-588-1034
         Telephone:     248-588-5588


         With a copy to:

         Kerr, Russell and Weber, PLC
         Detroit Center
         500 Woodward Avenue, Suite 2500
         Detroit, MI 48226-3427
         Attn: Michael D. Gibson
         Facsimile:     313-961-0388
         Telephone:     313-961-0200

(c)      In the case of the Shareholders, to the Shareholder Representative:

         Jeffrey P. Beitzel
         c/o Wheel to Wheel, Inc.
         570 Executive Drive
         Troy, MI 48083
         Facsimile:     248-588-1034
         Telephone:     248-588-5588

         With a copy to:

         Kerr, Russell and Weber, PLC
         Detroit Center
         500 Woodward Avenue
         Suite 2500
         Detroit, MI 48226-3427
         Attn: Michael D. Gibson
         Facsimile:     313-961-0388
         Telephone:     313-961-0200



                                  ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01 Expenses. Irrespective of whether the Closing is effected and except as otherwise expressly provided herein, Parent and Acquisition Subsidiary shall pay all costs and expenses that they incur, and, the Company shall pay all costs and expenses that the Company and Shareholders (if any) incur, respectively, including, but not limited to, legal, accounting, financial advisory and investment banking fees and expenses, with respect to the negotiation and execution of this Agreement and any other documents or instruments to be executed and delivered pursuant hereto and the performance of any covenants to be performed by such party and satisfaction of any conditions to be satisfied by such party which are contained herein or therein. The provisions of this Section 12.01 shall survive any termination of this Agreement.

SECTION 12.02 Entire Agreement. This Agreement, together with the Company Disclosure Schedules and Parent Disclosure Schedules and Schedules hereto and the documents and instruments to be executed and delivered pursuant hereto, constitute the entire understanding and agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings among such parties with respect to the subject matter hereof.

SECTION 12.03 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced; provided, however, that any such amendment or waiver signed by the Shareholder Representative shall be binding on all of the Shareholders as provided in Section 12.15. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party hereto, to exercise and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by any party hereto, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 12.04 Successors and Assigns. Neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 12.05 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Indiana without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

SECTION 12.06 Severability. If any provision of this Agreement, as applied to any part or to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

SECTION 12.07 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

SECTION 12.08 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other document or instrument to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

SECTION 12.09 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. From and after the Closing Date, the provision contained in
Article VIII herein shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations or warranties made pursuant to Articles III, III.A or IV of this Agreement, absent fraud or intentional misrepresentations.

SECTION 12.10 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 12.11 Counterparts. This Agreement may be executed by facsimile or counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

SECTION 12.12 Certain References. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The terms "herein", "hereof" or "hereunder" or similar terms as used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement. All references to the term "business day" shall mean any day on which banking institutions in Indiana are not required or permitted to be closed.

SECTION 12.13 Interpretation. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

SECTION 12.14 Consent to Jurisdiction and Service of Process. Each Shareholder, for itself, its personal representatives, legatees, heirs and assigns, hereby consents to the personal jurisdiction of the courts of the County of Elkhart and State of Indiana and of the United States District Court for the Northern District of Indiana, each as may have competent jurisdiction, with respect to any dispute or controversy arising under or in connection with this Agreement and agrees that process issued out of any such court or in accordance with the rules of practice of such court may be served by mail or other form of substituted service to the Shareholder Representative, as provided by Section 12.15, at the addresses and with copies as provided in Article XI and that any actions therein may be consolidated in a single action. Each Shareholder also agrees not to bring any dispute or controversy arising under or in connection with this Agreement in any other court. Each Shareholder waives any defense of inconvenient forum to the maintenance of any dispute or controversy so brought and waives any bond, surety or other security that may be required of any other party hereto with respect such dispute or controversy. Nothing contained herein shall be deemed to prevent Parent from effecting service of process upon any Shareholder in any other manner permitted by law or from commencing any action in any court having competent jurisdiction.

SECTION 12.15 Shareholder Representative. Each of the Shareholders hereby designates and appoints the Shareholder Representative to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholders (including, without limitation, the execution and delivery of any waivers, consents, approvals, extensions, amendments and other agreements, the giving and receipt of notices, the resolution of disputes and any matters or proceedings referred to in Article VIII hereof) and hereby acknowledges that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Shareholder. Each Shareholder further designates and appoints the Shareholder Representative as its agent for service of process with respect to any disputes regarding or arising out of this Agreement or any transaction contemplated hereby. Any Shareholder other than Shareholder Representative who is not an accredited investor under the Securities Act has designated and hereby further designates Shareholder Representative as his or her purchaser representative in accordance with Regulation D under the Securities Act and any corresponding provision of any state securities laws, for purposes of the transactions contemplated herein. Each Shareholder (including Shareholder Representative) acknowledges that the foregoing appointments and designations shall be coupled with an interest and shall survive the death or incapacity of such Shareholder and that the Shareholder Representative shall not be liable for any such action taken in good faith. Each Shareholder hereby authorizes the other parties hereto to disregard any notice delivered or other action taken by any Shareholder pursuant to this Agreement except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any Shareholder.

SECTION 12.16 Knowledge. As used in this Agreement, the term "knowledge" or words of similar import means, with respect to (i) the Company, the actual knowledge of each of Jeffrey P. Beitzel, Douglass C. Goad, or Richard C.
Anderson, (ii) Parent and Acquisition Subsidiary, the actual knowledge of Parent's Chairman, President and Chief Financial Officer and (iii) each Shareholder, the actual knowledge of such Shareholder, in each case after due and reasonable inquiry, which, in the case of clauses (i) and (ii) above, shall consist of due and reasonable inquiry of those officers and Shareholders of the Company or of those officers of Parent and Acquisition Subsidiary, as the case may be, who would normally be expected to have knowledge of the truth or completeness of the representation or warranty in question.

SECTION 12.17 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means, (a) with respect to the Company or the Shareholders, any breach of a representation or warranty hereunder or a covenant to be performed by the Company or the Shareholders the effect of which is likely to cause the Company (or the Surviving Company) to pay or become liable to pay more than Five Hundred Thousand ($500,000) Dollars to remedy any single such event, violation, breach, default or termination (as the case may be) or more than One Million ($1,000,000) Dollars in the aggregate for all such events, violations, breaches, or defaults or terminations (as the case may be), and (b) with respect to Parent, any breach of a representation or warranty hereunder or a covenant to be performed by the Parent or Acquisition Subsidiary the effect of which is likely to cause the Parent (or the Surviving Company) to pay or become liable to pay more than Five Hundred Thousand ($500,000) Dollars to remedy any single such event, violation, breach, default or termination (as the case may be) or more than One Million ($1,000,000) Dollars in the aggregate for all such events, violations, breaches, or defaults or terminations (as the case may be).

SECTION 12.18 Defined Terms. The following terms used in this Agreement shall have the meanings set forth in the corresponding Articles, Sections or subsections of this Agreement:

          "Acquisition Subsidiary"                      Heading Paragraph
          "Agreement"                                   Heading Paragraph
          "Articles of Merger"                          Section 1.02
          "Basket"                                      Section 8.04
          "Business"                                    Whereas Clause 1
          "Certificate of Merger"                       Section 1.02
          "Certificate"                                 Section 1.08(a)
          "Closing Date"                                Section 8.01
          "Closing"                                     Section 8.01
          "Code"                                        Section 1.03
          "Capital Stock"                               Section 4.02(a)
          "Commonly Controlled Entity"                  Section 3.19(c)
          "Company Benefit Plans"                       Section 3.19(c)
          "Company Common Stock"                        Whereas Clause 2
          "Company Disclosure Schedule"                 Article III
          "Company Stock Options"                       Section 3.02(c)
          "Company Subsidiaries"                        Section 3.03
          "Company's Agreements"                        Section 3.09(a)
          "Company"                                     Heading Paragraph
          "Effective Time"                              Section 1.02
          "Employment Agreements"                       Section 8.02(b)
          "Environmental Claims"                        Section 3.27(f)(i)
          "Environmental Laws"                          Section 3.27(f)(ii)
          "Environmental Permits"                       Section 3.27(f)(iii)
          "ERISA"                                       Section 3.19(c)
          "Exchange Act"                                Section 3.05
          "GAAP"                                        Section 2.01(c)(i)
          "General Representations"                     Section 8.01
          "Governmental Entity"                         Section 3.05(a)
          "Hazardous Materials"                         Section 3.27(f)(iv)
          "HSR"                                         Section 3.05(a)
          "IBCL"                                        Section 1.01
          "Indemnitee"                                  Section 8.06
          "Indemnitor"                                  Section 8.06
          "Independent Firm"                            Section 2.01(c)(iv)
          "Intellectual Property Rights"                Section 3.14
          "Interim Statements"                          Section 3.06
          "Internal Revenue Service"                    Section 1.03
          "Key Employee"                                Section 3.19(a)
          "Key Shareholders                             Article III
          "Leased Real Property"                        Section 3.10(b)
          "Licenses"                                    Section 3.15
          "Lien"                                        Section 3.05(b)
          "Losses"                                      Section 8.02
          "Material Adverse Effect"                     Section 12.17
          "MBCA"                                        Section 1.01
          "Merger Exchange"                             Section 2.01(a)
          "Merger"                                      Section 1.01
          "NHTSA"                                       Section 3.23
          "Objection Notice"                            Section 2.01(c)(iii)
          "Owned Real Property"                         Section 3.10(a)
          "Parent Audited Statements"                   Section 4.06
          "Parent Benefit Plans"                        Section 4.19(c)
          "Parent Capital Stock"                        Section 4.02(a)
          "Parent Common Stock"                         Section 1.07(d)
          "Parent Disclosure Schedule"                  Article IV
          "Parent Financial Statements"                 Section 4.06
          "Parent Leased Real Property"                 Section 4.10(b)
          "Parent Real Property"                        Section 4.10(a)
          "Parent Shareholders"                         Section 4.05(b)
          "Parent Stock Option"                         Section 4.02(a)
          "Parent Subsidiary"                           Section 4.03
          "Parent Unaudited Statements"                 Section 4.06
          "Parent's Agreements"                         Section 4.09(a)
          "Parent"                                      Heading Paragraph
          "PCBs"                                        Section 3.27(e)
          "Permitted Liens"                             Section 3.05(b)
          "Personal Representations"                    Section 8.01
          "Real Property Leases"                        Section 3.10(b)
          "Real Property"                               Section 3.10(b)
          "Registration Rights"                         Section 2.01(d)
          "Release"                                     Section 3.27(f)(v)
          "Rights Agreement"                            Section 1.07(d)
          "S Corporation"                               Section 3.18
          "SEC"                                         Section 5.06
          "Securities Act"                              Section 2.01(c)
          "Shareholder Representative"                  Heading Paragraph
          "Shareholders"                                Heading Paragraph
          "Special Representation"                      Section 8.01
          "State Tax Adjustment"                        Section 5.01A(a)
          "Subsidiary"                                  Section 3.03
          "Surviving Company"                           Section 1.01
          "Tarxien"                                     Section 3.08
          "Tax Benefit"                                 Section 8.02
          "Tax Return"                                  Section 3.18(i)
          "Taxes"                                       Section 3.18(i)
          "Taxing Authority"                            Section 5.02B
          "Tecstar Canada"                              Section 3.08
          "Tecstar USA"                                 Section 3.08
          "Third Party Claim"                           Section 8.06
          "Unaudited Financial Statements"              Section 3.06

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

PARENT:                          STARCRAFT CORPORATION

                                 By: /s/ Michael H. Schoeffler
                                    ------------------------------------
                                 Name: Michael H. Schoeffler
                                 Title:   President

ACQUISITION SUBSIDIARY:          WHEEL TO WHEEL ACQUISITION COMPANY, LLC

                                 By: /s/ Michael H. Schoeffler
                                    ------------------------------------
                                 Name: Michael H. Schoeffler
                                 Title:   President

COMPANY:                         WHEEL TO WHEEL, INC.

                                 By: /s/ Jeffrey P. Beitzel
                                    ------------------------------------
                                 Name: Jeffrey P. Beitzel
                                 Title:    President

SHAREHOLDERS:                    /s/ Jeffrey P. Beitzel
                                 ---------------------------------------
                                 Jeffrey P. Beitzel, Individually


                                 /s/ Douglass C. Goad
                                 ---------------------------------------
                                 Douglass C. Goad, Individually


                                 /s/ Richard C. Anderson
                                 ---------------------------------------
                                 Richard C. Anderson, Individually


                                 /s/ Carol A. Enders
                                 ---------------------------------------
                                 Carol  A.  Enders,  Individually  and
                                 with  obligations  under  this Agreement
                                 only as to Article I, Article II,
                                 Article  III.A,  Article VIII, Section 12.14
                                 and Section 12.15


                                 /s/ Anthony J. DiBiagio
                                 ---------------------------------------
                                 Anthony J. DiBiagio,  Individually  and
                                 with  obligations  under this Agreement
                                 only as to Article I, Article II,
                                 Article  III.A,  Article VIII, Section 12.14
                                 and Section 12.15




                                 /s/ William E. Williams
                                 ---------------------------------------
                                 William E. Williams,  Individually  and
                                 with  obligations  under this Agreement
                                 only as to Article I, Article II,
                                 Article III.A , Article VIII, Section 12.14
                                 and Section 12.15


                                 /s/ Michael D. Gibson
                                 ---------------------------------------
                                 Michael D.  Gibson,  not in  personam,
                                 but solely in his capacity as Trustee of the
                                 Jeffrey P.  Beitzel  Family  Trust
                                 dated May 1, 2003 and, under no circumstances shall recourse be claimed or had against Michael D. Gibson personally, but rather, such recourse shall be solely against the Trust in rem.

The  undersigned   hereby   acknowledges  the  appointment  as  the  Shareholder
Representative and accepts the duties of the Shareholder Representative as contemplated by this Agreement.

SHAREHOLDER REPRESENTATIVE


By: /s/ Jeffrey P. Beitzel
   ------------------------------------
    Jeffrey P. Beitzel

                   Schedules to Agreement and Plan of Merger

Schedule 2.01(d) Registration Rights

Schedule 3.2(b) Stock Ownership; Shares to be Received in Merger Exchange

Schedule 3.02(c) Options; Redemptions

Schedule 3.03 Subsidiaries and Other Equity Interests

Schedule 3.08 Absence of Certain Changes or Events

Schedule 3.09(c) Personal Guaranties

Schedule 3.02A Title to Stock

Schedule 4.03 Subsidiaries and Other Equity Interests

Schedule 6.01(f) Wheel to Wheel, Inc. Officer's Certificate

Schedule 6.01(g) Wheel to Wheel, Inc. Secretary's Certificate

Schedule 6.02(e) Starcraft Corporation Officer's Certificate

                 Wheel to Wheel Acquisition Company, LLC Officer's Certificate

Schedule 6.02(f) Starcraft Corporation Secretary's Certificate

                 Wheel to Wheel Acquisition Company, LLC Secretary's Certificate

Schedule 6.01(c) Opinion Letter

Schedule 6.02(d) Opinion Letter

Schedule 7.02(c) Release

                                SCHEDULE 2.01(d)

                               REGISTRATION RIGHTS


     Share Transfer Matters. Except for the permitted transfers of shares of Merger Stock provided in this Schedule 2.01(d), without the prior written consent of the Parent (to be provided by an executive officer who is not one of the Shareholders), the Shareholders shall not transfer any additional shares of Merger Stock prior to the second anniversary of the Closing.

     Shelf Registrations. Following the Closing Date, Parent shall in good faith use its best efforts to prepare and file two "shelf" registration statements with respect to all shares of Parent Common Stock issued to the Shareholders in connection with the Merger Exchange (the "Merger Stock") on an appropriate form for a re-sale offering of all of the Merger Stock to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statements"), as provided herein.

     Prior to the second anniversary date of the Closing, the Shareholders may sell, through registration as set forth in this Schedule or otherwise pursuant to SEC Rule 144, in the aggregate a maximum total of 800,944 shares of Merger Stock, consisting of 200,944 total shares by the three (3) minority Shareholders and 200,000 shares each for the three (3) principal Shareholders.

     The first Shelf Registration Statement ("Initial Shelf Registration Statement") shall allow for the registration for public resale by Shareholders of an aggregate of 800,944 shares of the Merger Stock issued in the Merger in the following amounts:

     By the three (3) minority Shareholders: 200,944 shares of Parent Common Stock.

     By each of the other three principal Shareholders: 200,000 shares of Parent Common Stock (600,000 shares total).

     The Initial Shelf Registration Statement shall provide for the public sale by the Shareholders, in their discretion, either in the public market or in negotiated transactions from time to time; provided that the principal Shareholders shall remain restricted from Selling more than 100,000 shares each without the consent of the Parent prior to the first anniversary of Closing. If otherwise approved in Parent's discretion, the Initial Shelf Registration may include the registration for public resale of shares held by any other director, officer or affiliate of Parent or their associates. Parent shall in good faith use its best efforts to cause the Initial Shelf Registration Statement to be declared effective on or before March 31, 2004. Parent shall in good faith use its best efforts to keep such Initial Shelf Registration Statement continuously effective for a period from the date such registration is initially declared effective through the second anniversary of the Closing Date. The Initial Shelf Registration shall additionally provide for the Shareholders to make resales of the Merger Stock under SEC Rule 144, subject to the limitations on the amount of shares resold as set forth in this paragraph.

     The second Shelf Registration Statement ("Secondary Shelf Registration Statement") shall allow for the registration for public resale by the three principal Shareholders of the remaining balance of such principal Shareholders' shares of Merger Stock and not otherwise transferred prior to the effective date of the Secondary Shelf Registration Statement.

     The Secondary Shelf Registration Statement shall provide for the public sale by the selling Shareholders, in their discretion, either in the public market or in negotiated transactions from time to time. If otherwise approved in Parent's discretion, the Secondary Shelf Registration may include the registration for public resale of shares held by any other director, officer or affiliate of Parent or their associates. Parent shall in good faith use its best efforts to cause the Secondary Shelf Registration Statement to be declared effective by the second anniversary of the Closing Date. Parent shall in good faith use its best efforts to keep such Secondary Shelf Registration Statement continuously effective for a period of no less than two (2) years. The Secondary Shelf Registration shall additionally provide for the Shareholders to make resales of the Merger Stock under SEC Rule 144.

     Registration Procedures. In connection with the Shelf Registration Statements, Parent shall prepare and file with the SEC registration statements on such form(s) as counsel for Parent deems appropriate and which shall allow for the shelf registrations for public resale and valid sale by the Shareholders of all Merger Stock owned by such Shareholders. Upon written request from Parent, each Shareholder shall promptly (within 10 business days) inform Parent of the number of shares held by such Shareholder for which such Shareholder does not desire registration to be effected. Absent response from a Shareholder, Parent shall assume that all shares of Parent Common Stock which such Shareholder is entitled to have included under the applicable Shelf Registration Statement, shall be so included. Parent will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Shareholders copies of such registration statement as proposed to be filed, and thereafter furnish to such Shareholder(s) such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Shareholder(s) may reasonably request, in order to facilitate the disposition of the Merger Stock owned by such Shareholder(s). After the filing of the registration statement, Parent will promptly notify each Shareholder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. Parent will immediately notify each Shareholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Merger Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly make available to each Shareholder any such supplement or amendment.

     Shareholder Information. Parent in good faith may require each Shareholder to reasonably promptly furnish in writing to Parent such information regarding such selling Shareholder, the Merger Stock held by him or her and the intended method of distribution of the Merger Stock as Parent may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Supplemental or Amended Prospectus. Each Shareholder agrees that, upon receipt of any notice from Parent of a desire to supplement or amend the prospectus, such Shareholder will forthwith discontinue disposition of Merger Stock pursuant to the registration statement covering such Merger Stock until such Shareholder's receipt of the copies of a supplemented or amended prospectus (which Parent shall undertake to prepare, file and provide to Shareholders as promptly as practicable) and, if so directed by Parent, such Shareholder will deliver to Parent all copies of the most recent prospectus covering such Merger Stock at the time of receipt of such notice. Each Shareholder agrees that it will immediately notify Parent at any time when a prospectus relating to the registration of such Merger Stock is required to be delivered under the Securities Act of the happening of an event of which such Shareholder has knowledge as a result of which information previously furnished by such Shareholder to Parent in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

     Registration Expenses. In connection with any registration statement required to be filed hereunder, Parent shall pay Parent's legal and accounting fees and expenses incurred in connection with the registration hereunder not attributable to Shareholders' conduct inconsistent with this Agreement. Unless otherwise agreed by Parent and Shareholders, Shareholders shall pay any registration or filing fees, underwriting fees, discounts or commissions attributable to the sale of Merger Stock, or any out-of-pocket expenses of any Shareholder (including Shareholder's legal and accounting fees and expenses) not attributable to Parent's conduct inconsistent with this Agreement, or any transfer taxes relating to the sale of the Merger Stock.

     Indemnification by Parent. Parent agrees to indemnify, defend and hold harmless each Shareholder, their agents and affiliates from and against any and all Losses caused by any untrue statement of a material fact contained in any registration statement or prospectus relating to the Merger Stock (as amended or supplemented) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission based upon information furnished in writing to Parent by any Shareholder or on any Shareholder's behalf relating to such Shareholder for inclusion therein.

     Indemnification by Shareholders. Each Shareholder shall indemnify and hold harmless Parent, its officers, directors, employees, agents, subsidiaries and affiliates from and against any and all Losses caused by any untrue statement of a material fact contained in any registration statement or prospectus relating to the Merger Stock (as amended or supplemented) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to information relating to such Shareholder furnished in writing by such Shareholder or on such Shareholder's behalf relating to such Shareholder for use in any registration statement or prospectus relating to the Merger Stock, or any amendment or supplement thereto, or any preliminary prospectus.

     Indemnification Proceedings. Article VIII of the Agreement shall govern the indemnification procedures hereunder.

     Rule 144. Each Shareholder covenants that he or she will file any reports required to be filed by Shareholder under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent required from time to time in connection with any sale of Merger Stock without registration under the Securities Act pursuant to (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the SEC.

     Demand Registration Rights. To the extent any of the principal Shareholders' employment with Parent shall be terminated by Parent without cause, as such term is defined in the applicable Employment Agreements, before the date the Secondary Shelf Registration Statement becomes effective, such terminated Shareholder may immediately require Parent to accelerate the filing of the Secondary Shelf Registration Statement and to in good faith use its best efforts to cause the Secondary Shelf Registration Statement, at least with respect to the terminated Shareholder's shares, to become effective on a date identified by the Shareholder (not earlier than the date which is ninety (90) days after the Shareholder's termination date) and remain effective continuously thereafter for a period of at least two (2) years. The provisions of this paragraph shall be included in the Employment Agreements of the principal Shareholders.

     Restrictions on Public Sale by Shareholders. To the extent not inconsistent with applicable law, each Shareholder whose securities are included in the Initial and Secondary Shelf Registration Statements agrees not to effect any sale or distribution of the Merger Stock being registered, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement (except the Initial and Secondary Shelf Registration Statements), if and to the extent requested in writing by Parent in good faith.

     Material Disclosure. If Parent determines in its good faith judgment that the filing of the Initial or Secondary Shelf Registration Statements or the use of any related prospectus would require the disclosure of material information that Parent has a bona fide business purpose for preserving as confidential or the disclosure of which would significantly impede the Parent's ability to consummate a significant transaction, and that Parent is not otherwise then required by applicable securities laws or regulations to disclose, upon written notice of such determination by Parent, the rights of the Shareholders to offer, sell or distribute any Merger Stock pursuant to the Initial or Secondary Shelf Registration Statements or to require Parent to take any public action with respect to the registration of any Merger Stock pursuant to the Initial or Secondary Shelf Registration Statements shall be suspended (without liability or penalty to Parent) until the date, determined by Parent in good faith, that suspension of such rights is no longer necessary.

     No Report Filing. If all reports required to be filed by Parent pursuant to the Exchange Act have not been filed by the required date, despite Parent's best efforts to do so, without regard to any extension, or if the consummation of any business combination by Parent has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Exchange Act, upon written notice thereof by Parent to the Shareholders, the rights of the Shareholders to offer, sell or distribute any Merger Stock pursuant to the Initial or Secondary Shelf Registration Statements or to require Parent to take action with respect to the registration of any Merger Stock pursuant to the Initial or Secondary Shelf
Registration Statements shall be suspended (without liability or penalty to Parent) until the date on which Parent has, exercising diligence and good faith, filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Initial or Secondary Shelf Registration Statements, and Parent shall in good faith notify the Shareholders as promptly as practicable when such suspension is no longer required.